Exhibit 99.2

UNITED STATES DISTRICT COURT

NORTHERN DISTRICT OF ILLINOIS

EASTERN DIVISION

S.S.K. NANDURI, derivatively on behalf of	)
GOGO INC.,	)
Plaintiff,	)
v.	)
) No. 18 C 06524
MICHAEL J. SMALL, et al.,	)
) Judge Martha M. Pacold
Defendants,	) Magistrate Judge Sheila M. Finnegan
and	)
)
GOGO INC.,	)
Nominal Defendant.	)
)
MICHAEL HUTSENPILLER, derivatively on	)
behalf of GOGO, INC.,	)
Plaintiff,	)
v.	) No. 18 C 06547
)
MICHAEL J. SMALL, et al.,	) (Consolidated with the above)
Defendants,	)
and	)
)
GOGO INC.,	)
Nominal Defendant.	)

STIPULATION AND AGREEMENT OF SETTLEMENT

This Stipulation and Agreement of Settlement, dated January 5, 2023 (the “Stipulation”), is made and entered into by and among the following Settling Parties (as defined herein), through their respective counsel: (1) S.S.K. Nanduri (“Nanduri”) and Michael Hutsenpiller (“Hutsenpiller,” and, together with Nanduri, the Plaintiffs”) plaintiffs in the above-captioned consolidated action (the “Derivative Action”); (2) Sujit Bakre (“Bakre”), who made a demand for corporate books and records pursuant to 8 Del. C. § 220 (the “Books and Records Demand”); (3) Thomas G. Conboy (“Conboy”), who made a stockholder litigation demand pursuant to Del. Ct.

Ch. R. 23.1, et seq. (the “Litigation Demand,” together with the Derivative Action and the Books and Records Demand, the “Derivative Matters”); (4) Oakleigh Thorne, Robert L. Crandall, Hugh Jones, Ronald T. LeMay, Michele Coleman Mayes, Robert H. Mundheim, Christopher Payne, Charles C. Townsend, Harris N. Williams, Barry Rowan, Norman Smagley, Michael J. Small, and John Wade (collectively, the “Individual Defendants”); and (5) nominal defendant Gogo Inc. (“Gogo” or the “Company,” and together with the Individual Defendants, the “Defendants”). Nanduri, Hutsenpiller, Bakre and Conboy are collectively referred to herein as the “Stockholders.” The Defendants and the Stockholders are collectively referred to herein as the “Settling Parties.”

This Stipulation, subject to the approval of the U.S. District Court for the Northern District of Illinois, Eastern Division (the “Court”), is intended by the Settling Parties to fully, finally, and forever compromise, resolve, discharge, and settle the Released Claims (as defined herein) and to result in the complete dismissal of the Derivative Action with prejudice and the complete satisfaction of the Books and Records Demand and the Litigation Demand, upon the terms and subject to the conditions set forth herein, and without any admission or concession as to the merits of any of the Settling Parties’ claims or defenses.

I.	Procedural Background

A.	The Derivative Action

On September 25, 2018, Nanduri filed a Verified Shareholder Derivative Complaint on behalf of Gogo against the Individual Defendants in the Court, asserting claims for breaches of fiduciary duty, unjust enrichment, waste of corporate assets, and violations of Section 14(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) (the “Nanduri Action)”).

On September 26, 2018, Hutsenpiller filed a similar Verified Shareholder Derivative Complaint on behalf of Gogo against the Individual Defendants in the Court, asserting the same claims as in plaintiff Nanduri’s complaint (the “Hutsenpiller Action”).

On November 16, 2018, the Court consolidated the Nanduri Action and the Hutsenpiller Action as the Derivative Action.

On December 5, 2018, the parties to the Derivative Action jointly moved to stay the proceedings in the Derivative Action until the sooner of: (i) the denial of any part of any forthcoming motion to dismiss in a related securities class action, captioned Pierrelouis v. Gogo Inc., et al., Case No. 1:18-cv-04473 (N.D. Ill.) (the “Securities Class Action”), which was pending before the Court; or (ii) the dismissal of the Securities Class Action with prejudice. The joint motion to stay required the Defendants to produce to the Plaintiffs all documents and written discovery produced in the Securities Class Action, produced in any related derivative action, or produced to any stockholder who made a threatened derivative action. The Court granted the Parties’ joint motion on December 12, 2018.

Pursuant to the order that granted the stay motion, Defendants produced documents to the Plaintiffs on July 24, 2019, and on September 3, 2021.

On October 16, 2019, the Court in the Securities Class Action granted defendants’ motion to dismiss without prejudice. The Derivative Action remained stayed. The Securities Class Action plaintiffs filed a second amended complaint on December 20, 2019, and a third amended complaint on July 22, 2020. On April 26, 2021, the Court in the Securities Class Action denied the motion to dismiss the third amended complaint.

On July 15, 2021, the parties in the Derivative Action submitted a joint status report to the Court proposing to suspend all activity in the Derivative Action pending the outcome of a mediation of both the Derivative Matters and the Securities Class Action. On July 22, 2021, the Court directed the parties in the Derivative Action to provide a joint status report on the status of the mediation by October 22, 2021.

On August 13, 2021, the Plaintiffs filed a motion to seal a Verified Shareholder Derivative Consolidated Complaint, which included, inter alia, allegations based on confidential documents produced by the Defendants. The Court granted the motion to seal on August 16, 2021.

B.	The Books and Records Demand

On January 11, 2019, Bakre made a demand on Gogo’s Board of Directors (“Board”) for inspection pursuant to 8 Del. C. § 220 of certain of Gogo’s internal books and records regarding the alleged wrongdoing. Bakre then agreed to a limited stay pending the outcome of the motions to dismiss the Securities Class Action, which was lifted when the Court denied the motion to dismiss the Securities Class Action on April 26, 2021. On May 13, 2021, the Company produced books and records in response to the Books and Records Demand. On September 3, 2021, after further negotiations between counsel for Bakre and Gogo, the Company produced additional information and documents in response to the Books and Records Demand. Bakre also coordinated settlement-related efforts with the other Stockholders.

C.	The Litigation Demand

On June 21, 2021, Conboy made a litigation demand on Gogo’s Board, demanding that the Board remedy alleged breaches of fiduciary duties and violations of the law committed by certain Gogo officers for misrepresenting known issues with the 2Ku global satellite-based in-flight connectivity system, the Company’s flagship product. Shortly thereafter, Conboy entered into a confidentiality agreement in order to review certain non-public documents produced by the Company pursuant to the Books and Records Demand, which counsel for Conboy received and reviewed prior to the mediation. Conboy also coordinated settlement-related efforts with the other Stockholders.

D.	Settlement Negotiations

In the summer of 2021, the Settling Parties agreed to participate in a mediation regarding a potential resolution of the Derivative Matters before David M. Murphy, Esq., of Phillips ADR (the “Mediator”), a nationally recognized mediator with extensive experience mediating complex shareholder actions.

In advance of the mediation, the Settling Parties submitted detailed mediation statements to the Mediator, and the Stockholders also presented a joint confidential, comprehensive settlement demand to the Defendants outlining, inter alia, detailed proposed corporate governance reforms.

On September 30, 2021, the Settling Parties attended a virtual full-day mediation before the Mediator. The plaintiffs in the parallel Securities Class Action separately participated in the mediation. The September 30, 2021, mediation session ended without a resolution of the Derivative Matters. With the continued involvement and oversight of the Mediator, however, the Settling Parties thereafter continued substantive settlement discussions and exchanged information and settlement proposals and counterproposals.

On May 31, 2022, the Settling Parties reached an agreement in principle on the material substantive terms of a global resolution of the Derivative Matters, subject to Board review and approval.

Thereafter, the Settling Parties and the Defendants’ insurers, each represented by counsel, commenced negotiations regarding an appropriate award of attorneys’ fees and expenses to Stockholders’ Counsel. The fee negotiations were facilitated and supervised by the Mediator and culminated in the Settling Parties’ acceptance of the Mediator’s double-blind recommendation of $875,000 as an agreed Fee and Expense Amount (as that term is defined in Section 5.1 below), subject to Court approval.

The Settling Parties then negotiated and finalized the formal operative terms of the Settlement as set forth in this Stipulation (the “Settlement”).

II.	THE STOCKHOLDERS’ INVESTIGATION, CLAIMS, AND THE BENEFIT OF SETTLEMENT

The Stockholders and Stockholders’ Counsel believe that the claims asserted in the Derivative Matters have merit and that their investigation supports the claims asserted, and their entry into this Stipulation and Settlement shall not be construed as an admission or concession regarding the merit of any of the Defendants’ defenses or the lack of merit of any of the Stockholders’ allegations. However, the Stockholders and Stockholders’ Counsel recognize the significant risk, expense, and length of continued proceedings necessary to prosecute the Derivative Matters against the Individual Defendants through trials and possible appeals. The Stockholders and Stockholders’ Counsel also have taken into account the uncertain outcome and the risk of any litigation, especially in light of the complexity of these matters, as well as the difficulties and delays likely to be encountered in pursuing them. Based upon their investigation and evaluation, the Stockholders and Stockholders’ Counsel have determined that the Settlement guarantees substantial corporate benefits to Gogo and its stockholders in the form of the corporate governance reforms reflected in Exhibits A-D hereto (“Reforms”) and is in the best interests of Gogo and its stockholders.

Stockholders’ Counsel have conducted an investigation relating to the claims and the underlying events alleged in the Derivative Matters,1 including, but not limited to: (i) reviewing and analyzing the Company’s public filings with the U.S. Securities and Exchange Commission (the “SEC”), press releases, announcements, transcripts of investor conference calls, and news articles; (ii) reviewing and analyzing the investigations in publicly-available pleadings against the Company related to the allegations in the Derivative Matters; (iii) reviewing and analyzing the allegations contained in the related Securities Class Action; (iv) researching, drafting, and filing each of the initial verified shareholder derivative complaints in the Derivative Action; (v) researching, drafting, and serving the Bakre 220 Demand and the Conboy Litigation Demand, negotiating for relevant internal documents, and reviewing the documents produced; (vi) reviewing documents produced pursuant to the order granting the motion to stay in the Derivative Action; (vii) researching, drafting, and filing the verified shareholder derivative consolidated complaint in the Derivative Action; (vii) researching the applicable law with respect to the claims asserted (or which could be asserted) in the Derivative Matters and the potential defenses thereto; (viii) researching corporate governance best practices and negotiating the Reforms; (ix) the preparation and submission of detailed settlement demands and mediation statements in connection with the mediation; (x) participating in the mediation; (xi) engaging in extensive settlement discussions with the Mediator and counsel for the Defendants; and (xii) negotiating and drafting this Stipulation and the exhibits thereto for presentment to the Court for approval.

Stockholders’ Counsel’s decision is further informed by their thorough analysis of the facts and law governing the applicable derivative standing and pleading requirements, substantive claims and defenses, and damages and disgorgement remedies. Stockholders’ Counsel’s assessment of the facts and legal issues material to their recommendation in favor of the Settlement was honed and refined in the course of drafting amended pleadings, preparing and submitting mediation statements and demands, and during the many months of substantive written and verbal exchanges with Defendants’ Counsel and the Mediator. Accordingly, Stockholders have agreed to settle the Derivative Matters upon the terms and subject to the conditions set forth herein.

[1]	Defendants take no position on Stockholders’ Counsel’s description of their investigation and their summary of the information they have reviewed.

III.	THE DEFENDANTS’ DENIALS OF WRONGDOING AND LIABILITY

The Individual Defendants have denied, and continue to deny, each and every claim and contention made by the Stockholders in the Derivative Matters, which the Individual Defendants believe are entirely without merit. The Individual Defendants affirm that they have acted properly, lawfully, and in full accord with their fiduciary duties at all times. Further, the Individual Defendants have emphatically denied, and continue to deny, all allegations of wrongdoing, fault, liability, or damage against them or any of them arising out of, based upon, or related to any of the conduct, statements, acts, or omissions alleged, or that could have been alleged, in the Derivative Matters. The Individual Defendants emphatically deny that they have ever committed or attempted to commit any violations of law or breached any fiduciary duty owed to Gogo or its stockholders, and that the Stockholders, the Company or its stockholders suffered any damage or were harmed as a result of any conduct alleged in the Derivative Matters or otherwise. The Individual Defendants maintain that they had and have meritorious defenses to all claims alleged in the Derivative Matters. Without admitting the validity of any of the claims that the Stockholders have asserted in the Derivative Matters, or any liability with respect thereto, the Defendants have concluded that it is desirable that the claims be settled on the terms and subject to the conditions set forth herein. The Defendants are entering into this Settlement because it will eliminate the uncertainty, distraction, disruption, burden, and expense of further litigation. The Defendants have, therefore, determined that it is in the best interests of Gogo for the Derivative Matters to be settled in the manner and upon the terms and conditions set forth in this Stipulation.

Neither this Stipulation, nor any of its terms or provisions, nor any act performed or document executed pursuant to or in furtherance of the Settlement: is, may be construed as, or may be used as, an admission, concession, or evidence of (a) the truth or validity of (i) any of the Released Claims (as defined below), (ii) any claims or allegations made in the Derivative Matters, or (iii) any purported acts or omissions by the Defendants; (b) any fault, omission, negligence, or wrongdoing by the Defendants, or any concession of liability whatsoever; or (c) a concession by any Defendant of any infirmity in the defenses that the Defendants asserted or could have asserted in the Derivative Matters, or otherwise.

IV.	BOARD RESOLUTION

The members of the Company’s Board have unanimously approved a resolution reflecting their determination, in a good faith exercise of their business judgment, that: (a) the Stockholders’ litigation and settlement efforts in connection with the Derivative Matters are the cause of the Board’s decision to adopt, implement, and maintain the Reforms, and that the Reforms would not have been adopted, implemented, or maintained but for the Stockholders’ efforts; (b) the Reforms confer material corporate benefits on the Company and its stockholders; and (c) the Settlement is fair, reasonable, and in the best interests of the Company and its stockholders.

V.	TERMS OF THE STIPULATION AND AGREEMENT OF SETTLEMENT

The Stockholders (for themselves and derivatively on behalf of Gogo), the Individual Defendants, and nominal defendant Gogo, by and through their respective counsel or attorneys of record, hereby stipulate and agree that, subject to approval by the Court, in consideration of the benefits flowing to the Settling Parties hereto, the Derivative Matters and all of the Released Claims shall be fully, finally, and forever compromised, settled, released, discharged, and dismissed with prejudice, upon the terms and subject to the conditions set forth herein as follows:

1.	Definitions

As used in this Stipulation, the following terms have the meanings specified below. In the event of any inconsistency between any definition set forth below and any definition set forth in any document in the form of the exhibits to this Stipulation, the definition set forth below shall control.

1.1	The “Board” means Gogo’s Board of Directors.

1.2	“Books and Records Demand” means the demand for books and records pursuant to 8 Del. C. § 220 made by Sujit Bakre on the Board.

1.3	The “Court” means the U.S. District Court for the Northern District of Illinois, Eastern Division.

1.4

“Current Gogo Stockholders” means any Person who owns Gogo common stock as of the date of the Effective Date (defined herein), excluding the Individual Defendants, the officers and directors of Gogo, members of their immediate families, and their legal representatives, heirs, successors, or assigns, and any entity in which Individual Defendants have or had a controlling interest.

1.5	The “Defendants” means, collectively, the Individual Defendants and nominal defendant Gogo.

1.6	“Defendants’ Counsel” means (i) Shearman & Sterling LLP; and (ii) Neal, Gerber & Eisenberg LLP.

1.7

The “Derivative Action” means the consolidated proceedings entitled Nanduri v. Small, et al., Lead Case No. 1:18-cv-06524, and Hutsenpiller v. Small, et al., No. 18-cv-06547, pending in the U.S. District Court for the Northern District of Illinois, Eastern Division.

1.8	The “Derivative Matters” means, collectively, (i) the Derivative Action, (ii) the Books and Records Demand, and (iii) the Litigation Demand.

1.9	The “Effective Date” means the first date by which all of the events and conditions specified in ¶ 6.1 herein have been met and have occurred.

1.10	The “Escrow Account” means The Brown Law Firm, P.C.’s escrow account at Chase.

1.11

The “Fee and Expense Amount” means the agreed amount to be paid to Stockholders’ Counsel for their attorneys’ fees and expenses, as detailed in ¶¶ 5.1, et seq., of this Stipulation, subject to Court approval.

1.12

“Final” means the date upon which the last of the following shall occur with respect to the Final Order and Judgment approving this Stipulation, substantially in the form of Exhibit F attached hereto: (1) the expiration of the time to file a notice of appeal from the Final Order and Judgment; or (2) if an appeal has been filed, the court of appeals has either affirmed the Final Order and Judgment or dismissed that appeal and the time for any reconsideration or further appellate review has passed and the appellate court mandate(s) has/have been issued; or (3) if a higher court has granted further appellate review, that court has either affirmed the underlying Final Order and Judgment or affirmed the court of appeals’ decision affirming the Final Order and Judgment or dismissing the appeal, and the time for any reconsideration or further judicial review has passed and the appellate court mandate(s) has/have been issued. For purposes of this paragraph, an “appeal” shall not include any appeal that concerns only the issue of attorneys’ fees and expenses or the payment of service awards to the Plaintiffs. Any proceeding or order, or any appeal or petition for a writ of certiorari pertaining solely to the application for attorneys’ fees, costs, or expenses, or the payment of service awards to the Plaintiffs, shall not in any way delay or preclude the Final Order and Judgment from becoming Final.

1.13	The “Final Order and Judgment” means the final order and judgment to be entered by the Court, substantially in the form attached hereto as Exhibit F.

1.14	“Gogo” or the “Company” means nominal defendant Gogo Inc., and includes all of its subsidiaries, predecessors, successors, affiliates, officers, directors, employees, and agents.

1.15

The “Individual Defendants” means collectively Oakleigh Thorne, Robert L. Crandall, Hugh Jones, Ronald T. LeMay, Michele Coleman Mayes, Robert H. Mundheim, Christopher Payne, Charles C. Townsend, Harris N. Williams, Barry Rowan, Norman Smagley, Michael J. Small, and John Wade.

1.16	The “Litigation Demand” means the litigation demand letter sent by Shareholder Thomas G. Conboy.

1.17	The “Mediator” means David M. Murphy, Esq. of Phillips ADR.

1.18	The “Notice” means the Notice of Proposed Derivative Settlement and of Settlement Hearing, substantially in the form of Exhibit E-1 attached hereto.

1.19

“Person(s)” means an individual, corporation, limited liability company, professional corporation, partnership, limited partnership, limited liability partnership, association, joint stock company, joint venture, estate, legal representative, trust, unincorporated association, government or any political subdivision or agency thereof, and any business or legal entity, and each of their spouses, heirs, predecessors, successors, administrators, parents, subsidiaries, affiliates, representatives, or assignees.

1.20	The “Plaintiffs” means S.S.K. Nanduri and Michael Hutsenpiller.

1.21

“Preliminary Approval Order” means the order to be entered by the Court, substantially in the form of Exhibit E attached hereto, preliminarily approving the terms and conditions of the Settlement as set forth in this Stipulation, directing that Notice be provided to Gogo stockholders, and scheduling a Settlement Hearing to consider whether the Settlement, Fee and Expense Amount, and the Stockholders’ Service Awards (defined herein) should be finally approved.

1.22	The “Reforms” means the corporate governance reforms detailed in Exhibits A-D hereto.

1.23

“Related Person(s)” means (i) each of a Person’s past and present immediate family members, spouses, domestic partners, associates, affiliates, divisions, subsidiaries, officers, directors, stockholders, owners, members, representatives, employees, attorneys, auditors, accountants, advisors, banks, experts, financial or investment advisors, consultants, underwriters, investment banks or bankers, commercial bankers, insurers, reinsurers, excess insurers, co-insurers, advisors, principals, agents, heirs, executors, trustees, estates, beneficiaries, distributees, foundations, general or limited partners or partnerships, joint ventures, personal or legal representatives, administrators, or any other person or entity acting or purporting to act for or on behalf of any Person, and each of their respective predecessors, successors, and assigns; (ii) any trust in respect of which any Individual Defendant, or any Individual Defendant’s spouse or immediate family member serves as settlor, beneficiary or trustee; and (iii) any entity in which any Individual Defendant or any spouse or immediate family member of an Individual Defendant holds a controlling interest or for which an Individual Defendant has served as an director, officer, managing director, advisor, general partner, limited partner, or member and any collective investment vehicle which is advised or managed by any of them.

1.24

The “Released Claim(s)” means all claims (including Unknown Claims), demands, debts, losses, damages, duties, rights, disputes, actions, causes of action, liabilities, obligations, judgments, suits, matters, controversies, proceedings, or issues, of any kind, nature, character, or description whatsoever (and including without limitation any claims for damages, whether compensatory, consequential, special, punitive, exemplary, or otherwise, and any and all fees, costs, interest, expenses, or charges), whether known or unknown, contingent or absolute, suspected or unsuspected, foreseen or unforeseen, disclosed or undisclosed, concealed or hidden, apparent or not apparent, accrued or unaccrued, matured or unmatured, liquidated or not liquidated, asserted or unasserted, at law or in equity, that derivatively have been asserted, could have been asserted, or in the future could be asserted against any Released Person in the Derivative Matters, or in any other court, tribunal, forum, or proceeding, based upon, arising from, or in any way related to the transactions or occurrences referenced in the Derivative Matters (including without limitation claims of fraud, breach of any duty, negligence, gross negligence, mismanagement, gross mismanagement, corporate waste, abuse of control, unjust enrichment, disgorgement, recoupment, contribution, indemnification, and violations of federal securities laws, and arising under United States federal, state or local law, foreign law, common law, statutory law, administrative law, rule, regulation, or at equity).

1.25	The “Released Person(s)” means each and all of the Defendants, the Company, and their respective Related Persons.

1.26

The “Releasing Person(s)” means the Stockholders (for themselves and derivatively on behalf of Gogo), Current Gogo Stockholders, and each of the Stockholders’ and Current Gogo Stockholders’ Related Persons.

1.27	The “Service Awards” means service awards of up to two thousand dollars ($2,000) for each Stockholder, to be paid from the Fee and Expense Amount, subject to Court approval.

1.28	The “Settling Parties” means, collectively, the Stockholders (on behalf of themselves and derivatively on behalf of Gogo), the Individual Defendants, and nominal defendant Gogo.

1.29	The “Settlement” means the settlement of the Derivative Matters as documented in this Stipulation.

1.30

The “Settlement Hearing” means a hearing by the Court to review the adequacy, fairness, and reasonableness of the Settlement set forth in this Stipulation and to determine: (i) whether to enter the Final Order and Judgment; and (ii) all other matters properly before the Court.

1.31	The “Stipulation” means this Stipulation and Agreement of Settlement, dated January 5, 2023.

1.32	The “Stockholders” means, collectively, Nanduri, Hutsenpiller, Bakre and Conboy.

1.33

“Stockholders’ Counsel” means: (i) The Brown Law Firm, P.C., 767 Third Avenue, Suite 2501, New York, NY 10017; (ii) The Rosen Law Firm, 275 Madison Ave., 40th Floor, New York, NY 10016; (iii) Wolf Haldenstein Adler Freeman & Herz LLC, 111 W. Jackson St., Suite 1700, Chicago, IL 60604; (iv) Johnson Fistel, LLP, 40 Powder Springs St., Marietta, GA 30064; and (v) Robbins LLP, 5040 Shoreham Place, San Diego, CA, 92122.

1.34	The “Summary Notice” means the Summary Notice of Proposed Derivative Settlement and of Settlement Hearing, substantially in the form of Exhibit E-2 attached hereto.

1.35

“Unknown Claims” means any claim a Person does not know or suspect to exist in his, her, or its favor at the time of the releases provided for herein, including claims which, if known by him, her, or it, might have affected his, her, or its settlement with and release of the Persons released as described herein, or might have affected his, her, or its decision not to object to this Settlement. With respect to any and all Released Claims, the Settling Parties stipulate and agree that, upon the Effective Date, the Releasing Persons shall expressly waive, and shall be deemed to have, and by operation of the Final Order and Judgment shall have, expressly waived the provisions, rights, and benefits of California Civil Code §1542, which provides:

A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.

The Settling Parties shall expressly waive, and the Releasing Persons shall be deemed to have, and by operation of the Final Order and Judgment shall have expressly waived any and all provisions, rights, and benefits conferred by any United States federal law or any law of any state or territory of the United States, or principle of common law or foreign law, which is similar, comparable, or equivalent in effect to California Civil Code § 1542. The Settling Parties acknowledge that they may discover facts in addition to or different from those now known or believed to be true by them with respect to the Released Claims, but it is the intention of the Settling Parties completely, fully, finally, and forever to compromise, settle, release, discharge, and extinguish any and all of the Released Claims, known or unknown, suspected or unsuspected, contingent or absolute, accrued or unaccrued, apparent or unapparent, which now exist, or heretofore existed, or may hereafter exist, and without regard to the subsequent discovery of additional or different facts. The Settling Parties acknowledge, and the Releasing Persons shall be deemed by operation of the Final Order and Judgment to have acknowledged that the foregoing waiver was separately bargained for and is a material element of the Settlement.

2.	Settlement Consideration and Corporate Governance Reforms

2.1 In consideration for the Settlement and release of all the Released Claims, Gogo has agreed to implement certain corporate governance reforms detailed in Exhibits A–D hereto (the “Reforms”). The Board approved a resolution that: (i) will obligate Gogo to implement the Reforms within thirty (30) days of final settlement approval; (ii) requires the measures set forth in Exhibits A–D hereto to be maintained without material change for no less than five (5) years from the date of implementation; and (iii) provides appropriate funding for all such measures. Funding shall be overseen by the Office of the General Counsel, or its appropriate designee, who shall prepare quarterly reports for review by the Audit Committee to ensure the proper and effective use of funding for the Reforms. The Settling Parties acknowledge and agree that the Reforms confer material corporate benefits upon Gogo and its stockholders.

3.	Court Approval and Notice

3.1 Within five (5) business days after the execution of this Stipulation, the Plaintiffs shall submit this Stipulation, together with its exhibits, to the Court and shall apply for entry of the Preliminary Approval Order, substantially in the form of Exhibit E attached hereto, requesting, inter alia: (i) preliminary approval of the Settlement set forth in this Stipulation; (ii) approval of the method of providing notice of the proposed Settlement to Gogo stockholders; (iii) approval of the Notice substantially in the form attached hereto as Exhibit E-1 and the Summary Notice substantially in the form attached hereto as Exhibit E-2; and (iv) a date for the Settlement Hearing.

3.2 Within ten (10) business days after the Court enters the Preliminary Approval Order, Gogo shall: (i) publish the Summary Notice once in Investor’s Business Daily or a similar online publication; (ii) post the Notice and the Stipulation (with exhibits thereto) on the “Investors” portion of the Company’s website; and (iii) file with the SEC a Current Report on Form 8-K attaching the Notice and the Stipulation (with exhibits thereto). The Summary Notice and Notice shall provide a link to the Investors portion of Gogo’s website where the Notice and the Stipulation (with exhibits thereto) may be viewed, which link shall be maintained through the date of the Settlement Hearing. The Defendants or their insurers shall pay for the costs associated with this notice program or any other form and manner of notice required by the Court. Thirty-five (35) calendar days before the Settlement Hearing, Defendants’ Counsel shall file with the Court a declaration confirming the effectuation of the notice program as ordered by the Court.

3.3. Counsel for the Plaintiffs shall request that the Court hold the Settlement Hearing to approve the Settlement and the Fee and Expense Amount and the Stockholders’ Service Awards at least forty (40) calendar days after the notice program detailed in ¶ 3.2 above is given.

3.4 Pending the Effective Date, the Stockholders and all other Persons are barred and enjoined from commencing, prosecuting, instigating, or in any way participating in the commencement, prosecution or pursuit of any action, proceeding or demand relating to the Derivative Matters or any Released Claim.

4.	Releases

4.1 Upon the Effective Date, the Releasing Persons (on behalf of themselves and derivatively on behalf of Gogo) shall be deemed to have, and by operation of law and of the Final Order and Judgment shall have, fully, finally, and forever compromised, settled, released, relinquished, extinguished, discharged and dismissed with prejudice the Released Persons from the Released Claims. The Releasing Persons shall be deemed to have, and by operation of the Final Order and Judgment shall have covenanted not to sue any Released Person with respect to any Released Claims, and shall be permanently barred and enjoined from initiating, instituting, commencing, maintaining, or prosecuting any of the Released Claims against any of the Released Persons. Upon the Effective Date, the Releasing Persons shall be deemed to have waived and relinquished, to the fullest extent permitted by law, the provisions, rights, and benefits of any state, federal, or foreign law, or principle of common law, which may have the effect of limiting the foregoing release. The foregoing release shall include a release of Unknown Claims.

4.2 Upon the Effective Date, Defendants and each of the other Released Persons shall be deemed to have, and by operation of the Final Order and Judgment shall have, fully, finally, and forever released, relinquished, and discharged the Stockholders, Stockholders’ Counsel, Current Gogo Stockholders (derivatively on behalf of Gogo), and each of their Related Persons from all claims, sanctions, actions, liabilities, or damages arising out of, relating to, or in connection with the institution, prosecution, assertion, settlement, or resolution of the Derivative Matters and the Released Claims. The foregoing release shall include a release of Unknown Claims.

4.3 Notwithstanding ¶¶ 4.1 and 4.2 above, nothing in the Stipulation or the Final Order and Judgment shall provide a release of any claims to enforce this Stipulation, the Settlement, or the Final Order and Judgment or bar any action by any Settling Party to enforce the terms of the Stipulation, the Settlement, or the Final Order and Judgment. In addition, nothing in ¶¶ 4.1 and 4.2 above is intended to release any rights to indemnification, insurance coverage, or advancement of expenses that any Released Person has or may have under any insurance policy, contract, bylaw, or charter provision, or under Delaware law, including, but not limited to, any rights any Released Person has or may have related to any pending or threatened civil or government proceedings.

5.	Separately Negotiated Fee and Expense Amount and Stockholders’ Service Awards

5.1 Gogo shall cause its insurer(s) to pay to Stockholders’ Counsel attorneys’ fees and expenses in the total amount of eight hundred seventy-five thousand dollars ($875,000.00), (the “Fee and Expense Amount”), subject to approval by the Court.

5.2 The Fee and Expense Amount shall be paid by the Defendants’ insurer(s) by check made out to “The Brown Law Firm, P.C. IOLTA Account” and sent by overnight courier to The Brown Law Firm, P.C., 767 Third Avenue, Suite 2501, New York, NY 10017, within fifteen (15) business days after the later of (i) the date of the entry on the Court’s docket of the Preliminary Approval Order, and (ii) Defendants’ Counsel’s receipt from The Brown Law Firm, P.C., as receiving agent for Stockholders’ Counsel, of a signed W-9 reflecting a valid taxpayer identification number. The Fee and Expense Amount shall be immediately releasable from the Escrow Account upon the Court’s docketing of the Final Order and Judgment and the Court’s approval of the Fee and Expense Amount notwithstanding any collateral attacks on the Settlement, including without limitation any objections or appeals, subject to Stockholders’ Counsel’s obligations, which shall be joint and several as to each law firm that comprise Stockholders’ Counsel, (i) to return all fees and expenses within thirty (30) days following any notice that the Final Order and Judgment has not been entered or failed to become Final; and (ii) to refund any amount by which the Fee and Expense Amount may be reduced within thirty (30) days following notice of such reduction.

5.3 The Defendants, Defendants’ Counsel and Defendants’ insurers shall have no responsibility for, nor bear any risk or liability with respect to, the Escrow Account, its operation, and any taxes or expenses incurred in connection with the Escrow Account. Stockholders’ Counsel shall be solely responsible for any administrative costs associated with the Escrow Account as well as the filing of all informational and other tax returns with the Internal Revenue Service, or any other state or local taxing authority, as may be necessary or appropriate.

5.4 Payment of the Fee and Expense Amount shall constitute final and complete payment for all of Stockholders’ Counsel’s attorneys’ fees and expenses in connection with the Derivative Matters. Stockholders’ Counsel shall allocate the Fee and Expense Amount among themselves. The Defendants, Defendants’ Counsel and Defendants’ insurers bear no responsibility for the allocation of the Fee and Expense Amount among Stockholders’ Counsel following payment of the Fee and Expense Amount into the Escrow Account.

5.5 Except as otherwise provided herein, each of the Settling Parties shall bear his, her, or its own costs and attorneys’ fees.

5.6 The Stockholders may seek the Court’s approval of service awards of up to two thousand dollars ($2,000) for each Stockholder (the “Service Awards”), to be paid from the Fee and Expense Amount, and the Defendants shall not oppose any such request.

6.	Conditions of Settlement, Effect of Disapproval, Cancellation, or Termination

6.1 The Effective Date of the Stipulation shall be conditioned upon the occurrence of all the following events and is the first date by which all of the following events and conditions have been met and have occurred:

(i) Court approval of the Settlement and approval of the content and method of providing notice of the proposed Settlement to Gogo stockholders, and the subsequent dissemination of the notice to Gogo stockholders;

(ii) The Court’s entry of the Final Order and Judgment, in all material respects in the form set forth as Exhibit F annexed hereto, approving the Settlement and dismissing the Derivative Action with prejudice, without awarding costs to any party, except as provided herein;

(iii) the payment of the Fee and Expense Amount in accordance with ¶¶ 5.1 and 5.2 hereof;

(iv) the passing of the date upon which the Final Order and Judgment becomes Final; and

(v) Withdrawal of the Books and Records Demand and the Litigation Demand.

6.2 If any of the conditions specified in ¶ 6.1 above are not met, then the Stipulation shall be canceled and terminated subject to the provisions of ¶ 6.3 below, and the Settling Parties shall be restored to their respective positions in the Derivative Matters as of the date immediately preceding the date of this Stipulation, unless Stockholders’ Counsel and Defendants’ Counsel mutually agree in writing to proceed with an alternative or modified stipulation and submit it for and obtain Court approval.

6.3 In the event that the Stipulation is not approved by the Court, or the Settlement is terminated for any reason, including pursuant to ¶ 6.2 above, all negotiations, proceedings, documents prepared, and statements made in connection with this Stipulation shall be without prejudice to the Settling Parties, shall not be deemed or construed to be an admission by any of the Settling Parties of any act, matter, or proposition, and shall not be used in any manner for any purpose in any subsequent proceeding in the Derivative Matters. In such event, the terms and provisions of the Stipulation, with the exception of ¶¶ 1.1-1.35, 5.2 only insofar as it provides for the return of the Fee and Expense Amount, 5.3, 5.5, 6.2, this 6.3, 6.4, 7.4, 7.5, 7.15 of this Section V and the definitions of all terms used in the enumerated paragraphs, shall have no further force and effect with respect to the Settling Parties and shall not be used in the Derivative Matters or in any other action or proceeding for any purpose, and any judgment or orders entered by the Court in accordance with the terms of the Stipulation shall be treated as vacated, nunc pro tunc.

6.4 Bakre and Conboy will withdraw the Books and Records Demand and the Litigation Demand, respectively, promptly after the Court finally approves the Settlement, subject to their respective rights to reinstate the Books and Records Demand and the Litigation Demand should the Final Order and Judgment fail to become Final. However, nothing herein shall alter the effects of the expiration or tolling of any limitations or repose periods prior to the Final Order and Judgment becoming Final. The Settling Parties agree to cooperate to accomplish the terms as set forth herein.

6.5 No order of the Court or modification or reversal on appeal of any order of the Court concerning the amount of attorneys’ fees, costs, and expenses awarded by the Court to Stockholders’ Counsel shall constitute grounds for cancellation or termination of the Stipulation, affect the enforceability of the Stipulation, or delay or preclude the Final Order and Judgment from becoming Final.

7.	Miscellaneous Provisions

7.1 The Settling Parties: (a) acknowledge that it is their intent to consummate this Stipulation; and (b) agree to cooperate to the extent reasonably necessary to effectuate and implement all terms and conditions of the Stipulation and to exercise their reasonable best efforts to accomplish the foregoing terms and conditions of the Stipulation.

7.2 Any planned, proposed, or actual sale, merger, or change-in-control of Gogo shall not void this Stipulation. The Stipulation shall run to the Settling Parties’ respective successors-in-interest. In the event of a planned, proposed, or actual sale, merger, or change-in-control of Gogo, the Settling Parties shall continue to seek court approval of the Settlement expeditiously, including without limitation the Settlement terms reflected in this Stipulation and the Fee and Expense Amount.

7.3 The Settling Parties agree that the terms of the Settlement were negotiated in good faith and at arm’s length by the Settling Parties with the substantial assistance of the Mediator and reflect a settlement that was reached voluntarily based upon adequate information and after consultation with competent legal counsel. Except in the event of termination of the Settlement, the Settling Parties agree not to assert under Rule 11 of the Federal Rules of Civil Procedure or any similar law, rule, or regulation, that the Derivative Matters were brought or defended in bad faith or without a reasonable basis.

7.4 Neither the Stipulation, including the exhibits attached hereto, nor the Settlement, nor any act performed or document executed pursuant to or in furtherance of the Stipulation, including the exhibits attached hereto, or the Settlement: (a) is or may be deemed to be or may be offered, attempted to be offered or used in any way as a concession, admission or evidence of the validity, or lack thereof, of any Released Claims, or of any fault, wrongdoing, or liability, or lack thereof, of the Released Persons or Gogo; or (b) is or may be deemed to be or may be used as a presumption, admission, or evidence, or lack thereof, of any liability, fault, or omission of any of the Released Persons or Gogo in any civil, criminal, administrative, or other proceeding in any court, administrative agency, tribunal, or other forum.

7.5 Neither this Stipulation, including the exhibits attached hereto, nor the Settlement, nor any act performed or document executed pursuant to or in furtherance of this Stipulation, including the exhibits attached hereto, or the Settlement, shall be admissible in any proceeding for any purpose, except to enforce the terms of the Settlement; provided, however, that the Released Persons may refer to the Settlement and/or file or use the Stipulation, the Preliminary Approval Order, and/or the Final Order and Judgment in any action that may be brought against them to effectuate the protections granted them hereunder, including without limitation to support a defense or claim based on principles of res judicata, collateral estoppel, full faith and credit, release, standing, good faith settlement, judgment bar or reduction, or any other theory of claim preclusion or issue preclusion or similar defense or claim under United States federal or state law or foreign law.

7.6 The exhibits to the Stipulation are material and integral parts hereof and are fully incorporated herein by this reference.

7.7 The Stipulation may be amended or modified only by a written instrument signed by or on behalf of all the Settling Parties or their respective successors-in-interest. Without further order of the Court, the Settling Parties may agree to reasonable extensions of time to carry out any provisions of this Stipulation.

7.8 This Stipulation and the exhibits attached hereto represent the complete and final resolution of all disputes among the Settling Parties with respect to the Derivative Matters, constitute the entire agreement among the Settling Parties, and supersede any and all prior negotiations, discussions, agreements, or undertakings, whether oral or written, with respect to such matters. No representations, warranties, or inducements have been made to any party concerning the Stipulation or its exhibits other than the representations, warranties, and covenants contained and memorialized in such documents. It is understood by the Settling Parties that, except for matters expressly represented herein, the facts or law with respect to which this Stipulation is entered into may turn out to be other than or different from the facts now known to each party or believed by such party to be true; each party therefore expressly assumes the risk of facts or law turning out to be different, and agrees that this Stipulation shall be in all respects effective and not subject to termination by reason of any such different facts or law.

7.9 Any failure by any party to this Stipulation to insist upon the strict performance by any other party of any of the provisions of the Stipulation shall not be deemed a waiver of any of the provisions, and such party, notwithstanding such failure, shall have the right thereafter to insist upon strict performance of all provisions of the Stipulation to be performed by such other party.

7.10 The headings in the Stipulation and its exhibits are used for the purpose of convenience only and are not meant to have legal effect.

7.11 The Stockholders represent and warrant that they have not assigned or transferred, or attempted to assign or transfer, to any Person any Released Claim or any portion thereof or interest therein.

7.12 The Stipulation and the exhibits attached hereto shall be considered to have been negotiated, executed, and delivered, and to be wholly performed, in the State of Illinois and the rights and obligations of the Settling Parties to the Stipulation shall be construed and enforced in accordance with, and governed by, the internal, substantive laws of the State of Illinois without giving effect to that State’s choice of law principles.

7.13 This Stipulation shall not be construed more strictly against one Settling Party than another merely by virtue of the fact that it, or any part of it, may have been prepared by counsel for one of the Settling Parties, it being recognized that the Stipulation is the result of arm’s length negotiations among the Settling Parties and all Settling Parties have contributed substantially and materially to the preparation of this Stipulation.

7.14 Within thirty (30) days of the Effective Date, upon Gogo’s request, Stockholders’ Counsel shall each certify that they have destroyed all documents and other materials that incorporate information that were received from Gogo in connection with the Derivative Matters and were designated Confidential by Gogo, in accordance with the terms of the Stockholders’ respective confidentiality agreements with Gogo. The terms of each such confidentiality agreement shall continue to govern the use of any confidential information received from Gogo and shall survive the Settlement in accordance with their terms.

7.15 Nothing in this Stipulation, or the negotiations or proceedings relating to the Settlement, is intended or shall be deemed to constitute a waiver of any applicable privilege or immunity, including without limitation the attorney-client privilege, the joint defense privilege, the accountants’ privilege, or work product protection; further, all information and documents transmitted between Stockholders’ Counsel, on the one hand, and Defendants’ Counsel, on the other hand, in connection with the Settlement shall be inadmissible in any proceeding in any United States federal or state court, or other tribunal or otherwise, in accordance with Rule 408 of the Federal Rules of Evidence as if such Rule applied in all respects in any such proceeding or forum. Whether or not the Stipulation is approved by the Court and whether or not the Stipulation is consummated, or the Effective Date occurs, the Settling Parties and their counsel shall use their best efforts to keep all negotiations, discussions, acts performed, agreements, drafts, documents signed and proceedings in connection with the Stipulation and the Settlement confidential, except to the extent required by law or by any Settling Party’s auditors, accountants, attorneys, insurers or regulators.

7.16 The Settling Parties, Stockholders’ Counsel, and Defendants’ Counsel intend that the Court retain jurisdiction for the purpose of effectuating and enforcing the terms of the Settlement and submit to the jurisdiction of the Court for purposes of implementing and enforcing the Settlement and for matters arising out of, concerning or relating thereto.

7.17 Each Person executing the Stipulation or its exhibits on behalf of any of the Settling Parties hereby warrants that such Person has the full authority to do so. The Stipulation shall be binding upon, and inure to the benefit of, the Settling Parties, the Released Persons and their respective Related Persons, successors and assigns.

7.18 In the event that there is a conflict or inconsistency between the terms of this Stipulation and the terms of any exhibit hereto, the terms of this Stipulation shall prevail.

7.19 The Stipulation may be executed in one or more counterparts. A PDF signature shall be deemed an original signature for purposes of this Stipulation. All executed counterparts including PDF counterparts shall be deemed to be one and the same instrument. A complete set of counterparts, either originally executed or copies thereof, shall be filed with the Court.

IN WITNESS WHEREOF, the Settling Parties hereto have caused the Stipulation to be executed, by their duly authorized attorneys, dated as of January 5, 2023.

THE ROSEN LAW FIRM, P.A.

By: /s/ Phillip Kim

Phillip Kim

275 Madison Avenue, 40th Floor

New York, NY 10016

Telephone: (212) 686-1060

Facsimile: (212) 202-3827

pkim@rosenlegal.com

THE BROWN LAW FIRM, P.C.

Timothy W. Brown

767 Third Avenue, Suite 2501

New York, NY 10017

Telephone: (516) 922-5427

Facsimile: (516) 344-6204

tbrown@thebrownlawfirm.net

Co-Lead Counsel for Plaintiffs S.S.K.

Nanduri and Michael Hutsenpiller

WOLF HALDENSTEIN ADLER

FREEMAN & HERZ LLC

Carl Malmstrom

111 W. Jackson St., Suite 1700

Chicago, IL 60604

Telephone: (312) 984-0000

Facsimile: (212) 545-4653

malmstrom@whafh.com

Liaison Counsel for Plaintiffs S.S.K. Nanduri

and Michael Hutsenpiller

SHEARMAN & STERLING LLP

By: /s/ Jerome S. Fortinsky

Jerome S. Fortinsky

H. Miriam Farber

599 Lexington Avenue

New York, NY 10022

Telephone: (212) 848-4000

Facsimile: (212) 848-7179

jfortinsky@shearman.com

mfarber@shearman.com

NEAL, GERBER & EISENBERG LLP

Jonathan S. Quinn

Andrew G. May

Two North LaSalle Street, Suite 1700

Chicago, Illinois 60602

Telephone: (312) 269-8093

Facsimile: (312) 429-3531

jquinn@nge.com

amay@nge.com

Attorneys for Nominal Defendant Gogo Inc. and Defendants Michael J. Small, Oakleigh Thorne, Norman Smagley, Barry Rowan, Robert L. Crandall, Hugh W. Jones, Ronald T. LeMay, Michele Coleman Mayes, Robert H. Mundheim, Christopher D. Payne, Charles C. Townsend, John Wade, and Harris N. Williams

JOHNSON FISTEL, LLP

By:	/s/ Michael Fistel, Jr.
Michael I. Fistel, Jr. 40 Powder Springs Street
Marietta, GA 30064
Telephone: (770) 200-3104
Facsimile: (770) 200-3101 michaelf@johnsonfistel.com

Counsel for Stockholder Thomas G. Conboy

ROBBINS LLP

By:	/s/ Brian J. Robbins
Brian J. Robbins 5040 Shoreham Place
San Diego, CA 92122
Telephone: (619) 525-3990
Facsimile: (619) 525-3991 brobbins@robbinsllp.com

Counsel for Stockholder Sujit Bakre

EXHIBIT A

Framework for Risk Committee

Gogo Inc. (“Gogo” or the “Company”) shall establish a management-level risk committee (“Risk Committee”) and adopt a resolution and draft a charter formally creating the Risk Committee. The Risk Committee will evaluate and assess its Charter and its performance annually.

The Board must approve a resolution that: (i) will obligate Gogo to implement the following reforms within thirty (30) days of final settlement approval; (ii) requires the measures set forth below to be maintained without material change for no less than five (5) years from the date of implementation; and (iii) provides appropriate funding for all such measures.

I. Risk Committee Responsibilities and Composition

The Company’s charter for the Risk Committee shall require the following:

A.	The chair of the Risk Committee shall be selected by the members of the Risk Committee;

B.	The Risk Committee shall meet at least quarterly;

C.

The Risk Committee shall consist of at least three (3) members, each of whom shall possess experience in identifying, assessing, and managing risk exposures of the kinds that the Company faces in its business operations;

D.

The Risk Committee shall be responsible for (i) overseeing the Company’s risk governance structure, risk assessment and risk management practices and the guidelines, policies and procedures for risk assessment and risk management; (ii) guiding Gogo’s employees in integrating effective risk management practices into their strategic planning and day-to-day decision making; (iii) overseeing the Company’s assessment of risks related to Gogo’s business operations and prospects and maintenance of a strategic risk register that includes known material risks; (iv) overseeing the assessment and development of potential steps to disclose, rectify, and mitigate the material risks included in the strategic risk register; (v) receiving and reviewing, as and when appropriate, reports from the Company’s internal audit staff on the results of financial risk management reviews and assessments; (vi) reporting regularly to the Board about the strategic risk register to ensure that any material risks are regularly communicated to the Board; and (vii) assisting the Audit Committee, at its request, in carrying out its responsibilities with respect to financial, legal and cybersecurity risks;

E.	The Risk Committee shall have free access to all levels of Company management and Company employees for the purpose of fulfilling the responsibilities set out in its Charter;

F.

The Risk Committee shall work with the Company’s existing Sarbanes-Oxley Act steering committee to conduct an annual review of the effectiveness of Gogo’s internal controls over the Company’s aforesaid compliance, with the assistance of the General Counsel, and shall implement changes to Gogo’s policies and internal controls as necessary; and

G.

The Risk Committee shall annually prepare a written report to the Board summarizing its activities, conclusions, and recommendations for the past year and its agenda for the coming year. The Risk Committee shall keep the Board apprised of its activities and shall directly advise the Board in detail of its material findings on a periodic basis.

EXHIBIT B

Framework for Technology Oversight Committee

Gogo Inc. (“Gogo” or “the Company”) shall establish a management-level Technology Oversight Committee (“TOC”) and adopt a resolution and draft a charter formally creating the TOC. The TOC will evaluate and assess its Charter and its performance annually or upon the occurrence of certain material events. Any changes to the TOC’s Charter must be approved by a majority vote of the TOC.

The Board must approve a resolution that: (i) will obligate Gogo to implement the following reforms within thirty (30) days of final settlement approval; (ii) requires the measures set forth below to be maintained without material change for no less than five (5) years from the date of implementation; and (iii) provides appropriate funding for all such measures.

A. Composition

The TOC shall be composed of the Chief Executive Officer (“CEO”), the Chief Operating Officer (“COO”) and the General Counsel. The members of the TOC shall select a chair.

B. Duties and Responsibilities

In the event of a material technological malfunction or other material failure of any of Gogo’s in-flight network, products or services, the TOC shall:

1.	Oversee a root cause analysis of the failure or malfunction; and

2.

Prepare for distribution to the Company’s Executive Leadership Team, Board, Disclosure Committee and Risk Committee an oral or written report that details the process undertaken in conducting the root cause analysis, a summary of the facts and circumstances causing the technological malfunction or failure, whether any misconduct or violation of Company policy was uncovered, whether the matter was an isolated incident or had, has or may have a Company-wide impact, and the remedial measures implemented or to be implemented.

C. Authority

In the performance of its duties and responsibilities, the TOC shall have full access to all necessary Company books, records, facilities and personnel.

D. Meetings

The TOC shall meet upon the occurrence of a material technological malfunction or other material failure of any of Gogo’s in-flight network, products or services and at such other times as the Chair shall deem necessary or appropriate. Minutes shall be kept of each meeting of the TOC, and shall be made a part of the Board’s meeting materials at the next Board meeting following any meeting of the TOC.

1

The TOC may invite other Company personnel, outside auditors, outside counsel, or other outside advisors or guests to attend its meetings, as it deems necessary and appropriate to perform its duties and responsibilities.

A majority of the members of the TOC shall constitute a quorum for purposes of holding a meeting, and the TOC may act by a vote of a majority of the members present at such meeting.

2

EXHIBIT C

Framework for Ethics Committee

Gogo Inc. (“Gogo” or the “Company”) shall establish a management-level ethics committee (“Ethics Committee”) and adopt a resolution and draft a charter formally creating the Ethics Committee. The Ethics Committee will evaluate and assess its Charter and its performance annually.

The Board must approve a resolution that: (i) will obligate Gogo to implement the following reforms within thirty (30) days of final settlement approval; (ii) requires the measures set forth below to be maintained without material change for no less than five (5) years from the date of implementation; and (iii) provides appropriate funding for all such measures.

I. Ethics Committee Responsibilities and Composition

The Company’s charter for the Ethics Committee shall require the following:

A.	The chair of the Ethics Committee shall be selected by the members of the Ethics Committee;

B.	The Ethics Committee shall consist of at least three (3) members, including the Company’s General Counsel, Head of Human Resources, and Head of Internal Audit;

C.

The Ethics Committee shall be responsible for overseeing the maintenance and oversight of the Company’s Ethics Line. The third-party Ethics Line provider shall promptly report in writing any credible complaint to the Ethics Committee within three (3) days of receipt. The Ethics Line phone number shall continue to be conspicuously posted by Gogo on its investor website, its employee intranet, and in breakrooms in Gogo facilities. The Ethics Line phone number shall provide an anonymous communication channel for employees and other stakeholders to report their concerns regarding, among other things, the integrity of Gogo’s public disclosures, internal controls, auditing, financial reporting, accounting matters, insider sales and other matters. Employees may also use this communication channel to report concerns relating to ethical business or personal conduct, integrity, and professionalism. The Ethics Committee shall ensure that all anonymous whistleblower complaints are provided to the Company’s legal counsel and the Chair of the Audit Committee and that all credible complaints are completely and fully investigated by internal or external personnel, in consultation with and under the supervision of the Company’s legal counsel, and that any appropriate remedial action is taken based on the results of the investigation. The Ethics Committee and the Company’s legal counsel shall ensure that non-retaliation policies are maintained and strictly complied with in order to protect any Gogo employee who reports a complaint via the Ethics Line; and

D.	The Ethics Committee shall have free access to all levels of Company management and Company employees for the purpose of fulfilling the responsibilities set out in its Charter.

II. Meetings of the Ethics Committee

A.

The Ethics Committee shall meet as necessary or appropriate upon the occurrence of a credible incident reported through the Ethics Line. Minutes shall be kept of each meeting of the Ethics Committee, and shall be made available to the members of the Board upon request.

B.

The Ethics Committee may invite other Company personnel, outside auditors, outside counsel, or other outside advisors or guests to attend its meetings, as it deems necessary and appropriate to perform its duties and responsibilities.

EXHIBIT D

Revised [Gogo to Insert Date that is Within 30 Days of Final Approval of Settlement]

Gogo Inc.

Disclosure Committee Charter

This Disclosure Committee Charter (the “Charter”) has been developed by the Chief Executive Officer (the “CEO”) and Chief Financial Officer (the “CFO”) of Gogo Inc. (the “Company”) and adopted and approved by the Audit Committee of the Board of Directors of the Company (the “Audit Committee”). The disclosure committee (the “Disclosure Committee”) shall review and reassess this Charter periodically and recommend any proposed changes to the CEO and CFO and the Audit Committee for consideration.

I. Purpose

The Disclosure Committee’s purpose is to ensure that the Company implements and maintains internal procedures for the timely collection, evaluation and disclosure, as appropriate, of information potentially subject to public disclosure under the legal, regulatory and stock exchange requirements to which the Company is subject. It is the Company’s policy that all disclosures made by the Company should (i) be materially accurate and complete, (ii) fairly present in all material respects the Company’s financial condition, results of operations and cash flows and (iii) be made on a timely basis as required by applicable laws, regulations and stock exchange requirements.

II. Responsibilities

The Disclosure Committee shall assist the CEO and CFO in fulfilling their responsibility for oversight of the accuracy and timeliness of the disclosures made by the Company by being responsible for the following tasks, in each case subject to the supervision and oversight of the CEO and CFO:

•

Design, establish and maintain disclosure controls and procedures (the “Disclosure Controls and Procedures”), which may include procedures currently used by the Company, that are designed to ensure that:

(i) information required by the Company to be disclosed to the Securities and Exchange Commission (“SEC”), NASDAQ (“NASDAQ”) and other written information that the Company will disclose to the investment community is recorded, processed, summarized and reported accurately and on a timely basis;

(ii) information is accumulated and communicated to management, including the CEO and CFO, as appropriate to allow timely decisions regarding any required disclosure; and

(iii) information that is relevant to an assessment of the developments and risks that pertain to the Company’s business and financial performance is captured and communicated to management, including the CEO and CFO.

•	Review and supervise the preparation of the following disclosure documents of the Company (the “Disclosure Statements”):

(i) periodic and current reports, proxy statements, information statements, registration statements and any other information filed with the SEC, NASDAQ and other material financial documents, including but not limited to offering documents and tender offer documents, issued to investors or the public by the Company or any of its subsidiaries;

(ii) press releases containing financial information, earnings guidance, information about material acquisitions or dispositions or other information material to the Company’s security holders;

(iii) correspondence broadly disseminated to shareholders and all presentations to analysts and the investment community; and

(iv) presentations to rating agencies and lenders; and

•	Review disclosure policies for the Company’s corporate/investor relations website.

•

Consider the materiality of information and determine disclosure obligations with respect to the Disclosure Controls and Procedures on a timely basis, including the quarterly 302 sub-certification letters. Participate in discussions with, and make recommendations to the CEO and CFO regarding such decisions.

•	Monitor the integrity and effectiveness of the Company’s Disclosure Controls and Procedures.

•

Evaluate the effectiveness of the Company’s Disclosure Controls and Procedures prior to the filing of the Company’s Annual Report on Form 10-K and each Quarterly Report on Form 10-Q (collectively, the “periodic reports”), in accordance with SEC rules and regulations.

•

Discuss with the CEO and CFO all relevant information with respect to the Disclosure Committee’s proceedings, the preparation of the Disclosure Statements and the Disclosure Committee’s evaluation of the effectiveness of the Company’s Disclosure Controls and Procedures.

•	Oversee the preparation of the Company’s Disclosure Statements and coordinate the review thereof with the CEO, CFO, the Company’s outside auditors and the Audit Committee.

•	Oversee a sub-certification process.

•	Conduct semi-annual reviews to identify leading oversight practices in connection with Gogo’s Disclosure Statements.

•	Review at least once annually the non-financial metrics disclosed in the Company’s Disclosure Statements filed with the SEC.

•

If the Disclosure Committee becomes aware of a false statement or omission of material fact in a Disclosure Statement or other public Company’s statement, the Disclosure Committee will report the deficiency to the Audit Committee.

In discharging its duties, the Disclosure Committee shall have full access to all Company books, records, facilities, and personnel, including the internal auditors, as well as to the Company’s outside legal counsel and outside auditors.

The Disclosure Committee should remain fully apprised of all material Company developments, including any intended material disclosures, in order to evaluate and discuss those developments, and to advise on the appropriateness and timing of any public release. Developments that may impact the disclosure function include, but are not limited to, the status of any acquisition and divestiture activities, material litigation, operational or regulatory developments, extraordinary transactions, major management changes and changed ratings.

III. Organization

The membership of the Disclosure Committee shall initially consist of (i) the chief draftsperson for each periodic report, (ii) the senior Company officers whose responsibilities include oversight of the Company’s financial, accounting, legal, risk management and investor relations functions and (iii) such other persons as the CEO and CFO shall appoint. Such members may be replaced, or new members added, at any time and from time to time by the CEO and CFO. Any member of the Disclosure Committee may invite additional attendees to meetings to advise on disclosure and he or she deems appropriate. The Disclosure Committee may designate two or more members of the Disclosure Committee, at least one of whom shall be an attorney knowledgeable about SEC rules and regulations with respect to disclosure, and at least one of whom shall be knowledgeable about financial reporting, who can, acting together, approve Disclosure Statements other than periodic reports when time does not permit the full Disclosure Committee to meet. Notwithstanding the foregoing, the CEO and CFO at their option may at any time assume any or all of the responsibilities of the Disclosure Committee identified in this Charter.

The General Counsel shall be the chair of the Disclosure Committee. The chair shall be responsible for scheduling and presiding over meetings and preparing agendas. The chair shall provide quarterly reports to the Audit Committee and at least one report annually to the full Board concerning the activities of the Disclosure Committee. Any question of interpretation of this charter or the Disclosure Committee’s procedures shall be determined by the CEO and CFO. Any amendments, modifications or supplements to this Charter must be approved by the CEO, CFO and General Counsel.

The Disclosure Committee shall meet as appropriate to (i) ensure the accuracy and completeness of the Disclosure Statements and (ii) evaluate the Disclosure Controls and Procedures and determine whether any changes to the Disclosure Controls and Procedures are necessary or advisable in connection with the preparation of the Company’s upcoming periodic reports or other Disclosure Statements, taking into account developments since the most recent meeting, including changes in the Company’s organization and business lines and any change in economic or industry conditions.

IV. Other Responsibilities

The Disclosure Committee shall also have such other responsibilities as the CEO and CFO may assign to it from time to time.

EXHIBIT E

UNITED STATES DISTRICT COURT

NORTHERN DISTRICT OF ILLINOIS

EASTERN DIVISION

S.S.K. NANDURI, derivatively on behalf of	)
GOGO INC.,	)
Plaintiff,	)
v.	)
) No. 18 C 06524
MICHAEL J. SMALL, et al.,	)
) Judge Martha M. Pacold
Defendants,	) Magistrate Judge Sheila M. Finnegan
and	)
)
GOGO INC.,	)
Nominal Defendant.	)
)
MICHAEL HUTSENPILLER, derivatively on	)
behalf of GOGO INC.,	)
Plaintiff,	)
v.	) No. 18 C 06547
)
MICHAEL J. SMALL, et al.,	) (Consolidated with the above)
Defendants,	)
and	)
)
GOGO INC.,	)
Nominal Defendant.	)

[PROPOSED] PRELIMINARY APPROVAL ORDER

WHEREAS, the above-captioned shareholder derivative action is pending before the Court (the “Derivative Action”);

WHEREAS, the Plaintiffs have made an unopposed motion pursuant to Federal Rule of Civil Procedure 23.1 for an order preliminarily approving the proposed Settlement of the Derivative Action in accordance with the Stipulation and Agreement of Settlement dated January 5, 2023 (the “Stipulation”), which together with the exhibits annexed thereto, sets forth the terms and conditions for the proposed Settlement of the Derivative Action, and for dismissal of the Derivative Action with prejudice;

WHEREAS, the Court having: (i) read and considered the Unopposed Motion for Preliminary Approval of Settlement together with the accompanying Memorandum of Law in Support of said motion; (ii) read and considered the Stipulation, as well as all the exhibits attached thereto; and (iii) heard and considered arguments by counsel for the parties to the Derivative Action in favor of preliminary approval of the Settlement; and

WHEREAS, except as otherwise expressly provided herein, all capitalized terms shall have the same meanings and/or definitions as set forth in the Stipulation.

IT IS HEREBY ORDERED AS FOLLOWS:

1. This Court preliminarily approves the Settlement as set forth in the Stipulation as fair, reasonable, and adequate, subject to further consideration at the Settlement Hearing described below.

2. Within ten (10) business days after the entry on the Court’s docket of this Preliminary Approval Order, Gogo shall cause: (i) the publication of the Summary Notice once in Investor’s Business Daily or a similar online publication; (ii) the posting of the Notice and the Stipulation (including the exhibits thereto) on the “Investors” portion of the Company’s website; and (iii) the filing with the SEC of a Current Report on Form 8-K, attaching the Notice and the Stipulation (including the exhibits thereto). The Summary Notice and Notice shall provide a link to the Investors portion of Gogo’s website where the Notice and the Stipulation (including the exhibits thereto) may be viewed, which link shall be maintained through the date of the Settlement Hearing. The Defendants or their insurance carrier(s) shall pay all costs of providing such notice of the Settlement.

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3. No later than thirty-five (35) calendar days prior to the Settlement Hearing, Defendants’ Counsel shall file with the Court an appropriate affidavit or declaration with respect to the publication, posting, and filing of the Notice and Summary Notice.

4. The Court finds that the form, substance, and dissemination of information regarding the proposed Settlement in the manner set out in this Preliminary Approval Order constitutes the best notice practicable under the circumstances and complies fully with Rule 23.1 of the Federal Rules of Civil Procedure and due process.

5. A hearing shall be held on _______________, 2023 at ____ __.m., before the Honorable Martha M. Pacold, in the U.S. District Court for the Northern District of Illinois, Eastern Division, located at the Everett McKinley Dirksen United States Courthouse, 219 South Dearborn Street, Chicago, IL 60604 (the “Settlement Hearing”), at which the Court will determine: (i) whether the terms of the Stipulation should be finally approved as fair, reasonable, and adequate; (ii) whether the Final Order and Judgment should be entered, dismissing the Derivative Action with prejudice and extinguishing and fully and finally releasing all of the Released Claims against the Released Persons (as those terms are defined in the Stipulation); (iii) whether the agreed Fee and Expense Amount should be approved; (iv) whether the Service Awards to the four Stockholders should be approved; and (vi) to rule upon such other matters as the Court may deem appropriate.

6. The Court reserves: (i) the right to approve the Settlement, with such modifications as may be agreed to by counsel for the Settling Parties consistent with the Settlement, without further notice to Gogo stockholders; and (ii) the right to continue or adjourn the Settlement Hearing by oral announcement at the hearing or at any adjournment thereof, or to hold the Settlement Hearing or any adjournment thereof telephonically or by videoconference, without further notice to Gogo stockholders. Any Gogo stockholder (or his, her or its counsel) that wishes to appear at the Settlement Hearing should consult the Court’s calendar for any change in date, time or format of the Settlement Hearing.

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7. At least twenty-one (21) calendar days prior to the Settlement Hearing, counsel for the Plaintiffs shall file with the Court and serve on Defendants’ Counsel all papers in support of the Settlement and the Fee and Expense Amount.

8. Any stockholders owning Gogo common stock as of January 5, 2023, that continue to hold Gogo common stock through the date of the Settlement Hearing may appear and show cause, at their own expense, individually or through counsel, if he, she, or it has any reason why any term of the Settlement embodied in the Stipulation, including the Fee and Expense Amount, should not be approved as fair, reasonable, and adequate, or why the Final Order and Judgment should or should not be entered thereon. However, no Gogo stockholder shall be heard or entitled to contest the approval of the proposed Settlement, or, if approved, the Final Order and Judgment to be entered thereon, unless that Gogo stockholder has caused to be filed, and served on counsel as noted below: (i) a written notice of objection with the case name and number (Nanduri v. Small, et al., No. 18-cv-06524); (ii) the Person’s name, legal address, and telephone number; (iii) notice of whether such Person intends to appear at the Settlement Hearing and the reasons such Person desires to appear and be heard, and whether such Person is represented by counsel and if so, contact information for counsel; (iv) competent evidence that such Person held shares of Gogo common stock as of the date of the Stipulation and continues to hold such stock as of the date the objection is made, including the date(s) such shares were acquired; (v) a statement of objections to any matters before the Court, the grounds therefor, as well as all documents or writings such Person desires the Court to consider; and (vi) the identities of any witnesses such Person plans on calling at the Settlement Hearing, along with a summary description of their expected testimony.

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9. At least fourteen (14) calendar days prior to the Settlement Hearing set for _____________, 2023, any such Person that intends to appear and be heard at the Settlement Hearing must file the written objection(s) and corresponding materials, and a notice of intent to appear with the U.S. District Court for the Northern District of Illinois, Eastern Division, located at the Everett McKinley Dirksen United States Courthouse, 219 South Dearborn Street, Chicago, IL 60604, and serve copies of the same materials by hand delivery, overnight mail, or the court’s electronic filing and service system so they are received no later than _________ __, 2023 by the following counsel for Plaintiffs and counsel for Defendants:

Counsel for Plaintiffs

Timothy W. Brown

THE BROWN LAW FIRM, P.C.

767 Third Avenue, Suite 2501

New York, NY 10017

Counsel for Defendants

Jerome S. Fortinsky

SHEARMAN & STERLING LLP

599 Lexington Avenue

New York, NY 10022

Only Gogo stockholders that have filed with the Court and sent to the Settling Parties’ counsel valid and timely written notices of objection and notices of appearance will be entitled to be heard at the hearing, unless the Court orders otherwise.

10. Any Gogo stockholder that does not make an objection in the manner provided herein shall be deemed to have waived any such objection and shall forever be foreclosed from making any objection to the fairness, reasonableness, or adequacy of the Settlement, unless otherwise ordered by the Court, but shall be otherwise bound by the Final Order and Judgment to be entered and the releases to be given.

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11. Any attorney hired by a stockholder for the purpose of objecting to the Settlement must file a notice of appearance with the Clerk of the Court no later than twenty-one (21) calendar days before the Settlement Hearing.

12. Any replies to any objections shall be filed with the Court and served at least seven (7) calendar days prior to the Settlement Hearing.

13. All proceedings in the Derivative Action are stayed until further order of the Court, except as may be necessary to implement the Settlement or comply with the terms of the Stipulation.

14. Pending final determination of whether the Settlement should be approved, no Gogo stockholder, either directly, representatively, or in any other capacity, shall commence or prosecute against any of the Released Persons any action or proceeding in any court or tribunal asserting any of the Released Claims.

15. This Court may, for good cause, extend any of the deadlines set forth in this Preliminary Approval Order without further notice to Gogo stockholders.

16. Neither the Stipulation nor the Settlement, nor any act performed or document executed pursuant to or in furtherance of the Stipulation or the Settlement: (i) is or may be deemed to be or may be offered, attempted to be offered or used in any way by the Settling Parties or any other Person as a presumption, a concession or an admission of, or evidence of, any fault, wrongdoing, or liability of the Settling Parties or Released Persons, or of the validity or lack thereof of any Released Claims; and (ii) shall not be admissible, offered or received as evidence or used by any other person in any other actions or proceedings, whether civil, criminal, or administrative,

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other than to enforce the terms of the Stipulation or the Settlement. Notwithstanding the foregoing, any Released Person (as defined in the Stipulation) may refer to the Settlement and/or file or use the Stipulation, the Preliminary Approval Order, and/or the Final Order and Judgment in any action that may be brought against them to effectuate the protections granted them hereunder, including without limitation to support a defense or claim based on principles of res judicata, collateral estoppel, full faith and credit, release, standing, good faith settlement, judgment bar or reduction, or any other theory of claim preclusion or issue preclusion or similar defense or claim under United States federal or state law or foreign law.

17. In the event that the Settlement does not become effective in accordance with the terms of the Stipulation or the Effective Date does not occur, then this Order shall be rendered null and void to the extent provided by and in accordance with the Stipulation and shall be vacated and, in such event, all orders entered and releases provided in connection herewith shall be null and void to the extent provided by and in accordance with the Stipulation.

18. The Court retains jurisdiction to consider all further applications arising out of or connected with the Settlement.

IT IS SO ORDERED.

DATED:
MARTHA M. PACOLD
U.S. DISTRICT JUDGE

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EXHIBIT E-1

UNITED STATES DISTRICT COURT

NORTHERN DISTRICT OF ILLINOIS

EASTERN DIVISION

S.S.K. NANDURI, derivatively on behalf of	)
GOGO INC.,	)
Plaintiff,	)
v.	)
) No. 18 C 06524
MICHAEL J. SMALL, et al.,	)
) Judge Martha M. Pacold
Defendants,	) Magistrate Judge Sheila M. Finnegan
and	)
)
GOGO INC.,	)
Nominal Defendant.	)
)
MICHAEL HUTSENPILLER, derivatively on	)
behalf of GOGO INC.,	)
Plaintiff,	)
v.	) No. 18 C 06547
)
MICHAEL J. SMALL, et al.,	) (Consolidated with the above)
Defendants,	)
and	)
)
GOGO INC.,	)
Nominal Defendant.	)

NOTICE OF PROPOSED DERIVATIVE SETTLEMENT

AND OF SETTLEMENT HEARING

TO:	ALL RECORD HOLDERS AND BENEFICIAL OWNERS OF THE COMMON STOCK OF GOGO INC. (“GOGO” OR THE “COMPANY”) AS OF JANUARY 5, 2023.

PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. THIS NOTICE RELATES TO A PROPOSED SETTLEMENT AND DISMISSAL OF SHAREHOLDER DERIVATIVE LITIGATION (THE “DERIVATIVE ACTION”) AND CONTAINS IMPORTANT INFORMATION REGARDING YOUR RIGHTS. YOUR RIGHTS MAY BE AFFECTED BY THESE LEGAL PROCEEDINGS. IF THE COURT APPROVES THE SETTLEMENT, YOU WILL BE FOREVER BARRED FROM CONTESTING THE APPROVAL OF THE PROPOSED SETTLEMENT AND FROM PURSUING THE RELEASED CLAIMS.

IF YOU HOLD GOGO COMMON STOCK FOR THE BENEFIT OF ANOTHER, PLEASE PROMPTLY TRANSMIT THIS DOCUMENT TO SUCH BENEFICIAL OWNER.

THE COURT HAS MADE NO FINDINGS OR DETERMINATIONS CONCERNING THE MERITS OF THE DERIVATIVE ACTION. THE RECITATION OF THE BACKGROUND AND CIRCUMSTANCES OF THE SETTLEMENT CONTAINED HEREIN DOES NOT CONSTITUTE THE FINDINGS OF THE COURT. IT IS BASED ON REPRESENTATIONS MADE TO THE COURT BY COUNSEL FOR THE PARTIES.

THIS ACTION IS NOT A “CLASS ACTION.” THUS, THERE IS NO COMMON FUND UPON WHICH YOU CAN MAKE A CLAIM FOR A MONETARY PAYMENT.

YOU ARE HEREBY NOTIFIED, pursuant to an Order of the United States District Court for the Northern District of Illinois (the “Court”), that a proposed Settlement has been reached among the parties to the above-captioned shareholder derivative action (the “Parties”) brought by plaintiffs S.S.K. Nanduri and Michael Hutsenpiller (the “Plaintiffs”) on behalf of Gogo (the “Derivative Action”), which would resolve the Derivative Action against defendants Oakleigh Thorne, Robert L. Crandall, Hugh Jones, Ronald T. LeMay, Michele Coleman Mayes, Robert H. Mundheim, Christopher Payne, Charles C. Townsend, Harris N. Williams, Barry Rowan, Norman Smagley, Michael J. Small, and John Wade, and nominal defendant Gogo (collectively, the “Defendants”). The Settlement also resolves related claims arising from the same or similar facts but based on (i) a Delaware law inspection demand (the “Books and Records Demand”) by stockholder Sujit Bakre (“Bakre”), as well as (ii) a litigation demand (the “Litigation Demand”) sent to Gogo’s board of directors (the “Board”) by stockholder Thomas G. Conboy (“Conboy”). The “Litigation Demand,” the Books and Records Demand and the Derivative Action are collectively referred to as the “Derivative Matters.” The Plaintiffs, Bakre and Conboy are collectively referred to as the “Stockholders,” and, together with the Defendants, as the “Settling Parties.”

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As explained below, on ___________, 2023, at ___ __.m., the Court will hold a hearing (the “Settlement Hearing”) to determine: (i) whether the terms of the Settlement are fair, reasonable, and adequate and should be approved; (ii) whether a final order and judgment should be entered, dismissing the Derivative Action with prejudice and extinguishing and fully and finally releasing all of the Released Claims (as defined in the Stipulation) against the Released Persons (as defined in the Stipulation); (iii) whether the Court should award the requested attorneys’ fees and reimbursement of expenses for Stockholders’ Counsel and service awards to the four Stockholders; and (iv) such other actions as may be necessary or proper under the circumstances.

The terms of the Settlement are set forth in a Stipulation and Agreement of Settlement, dated January 5, 2023 (the “Stipulation” or “Settlement”).1 The Settlement provides for corporate governance reforms that are designed to strengthen Gogo’s internal controls and protect the Company in the future. If approved by the Court, the Settlement will fully resolve the Derivative Matters on the terms set forth in the Stipulation and summarized in this notice, including the dismissal of the Derivative Action with prejudice. For a more detailed statement regarding the Derivative Matters, the Settlement, and the terms discussed in this notice, the Stipulation and the exhibits thereto may be inspected at the Clerk of Court’s office at the Everett McKinley Dirksen United States Courthouse, 219 South Dearborn Street, Chicago, IL 60604. The Stipulation and the exhibits thereto, as well as this Notice, are also available for viewing on the Investors portion of Gogo’s website at https://ir.gogoair.com/.

This notice is not intended to be an expression of any opinion by the Court with respect to the merits of the claims made in the Derivative Matters, but is merely to advise you of the pendency and Settlement of the Derivative Matters.

[1]	Capitalized terms not otherwise defined herein shall have the meanings given in the Stipulation.

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There is No Claims Procedure. This case was brought to protect the interests of Gogo on behalf of its stockholders. The Settlement will result in changes to the Company’s corporate governance, not in payments to individuals, thus eliminating the need for a claims procedure.

I.	THE DERIVATIVE MATTERS

The Derivative Matters generally allege, among other things, that the Individual Defendants breached their fiduciary duties, wasted corporate assets, and were unjustly enriched by allegedly publishing misleading public statements concerning the Company’s 2Ku global satellite-based in-flight connectivity system. Claims have also been asserted in the Derivative Action for alleged violations of Section 14(a) of the Securities Exchange Act of 1934.

A. The Derivative Action

On September 25, 2018, plaintiff Nanduri filed a Verified Shareholder Derivative Complaint on behalf of Gogo against the Individual Defendants in the Court, asserting claims for breaches of fiduciary duty, unjust enrichment, waste of corporate assets, and violations of Section 14(a) of the Securities Exchange Act of 1934 (the “Nanduri Action”).

On September 26, 2018, plaintiff Hutsenpiller filed a similar Verified Shareholder Derivative Complaint on behalf of Gogo against the Individual Defendants in the Court, asserting the same claims as in plaintiff Nanduri’s complaint (the “Hutsenpiller Action”).

On November 16, 2018, the Court consolidated the Nanduri Action and the Hutsenpiller Action as the Derivative Action.

On December 5, 2018, the Parties jointly moved to stay the proceedings in the Derivative Action until the sooner of: (i) the denial of any part of any forthcoming motion to dismiss in a related securities class action, captioned Pierrelouis v. Gogo Inc., et al., Case No. 1:18-cv-04473 (N.D. Ill.) (the “Securities Class Action”), which was also pending before the Court; or (ii) the dismissal of the Securities Class Action with prejudice. The joint motion to stay required the Defendants to produce to the Plaintiffs all documents and written discovery produced in the Securities Class Action, produced in any related derivative action, or produced to any stockholder who made a threatened derivative action. The Court granted the Parties’ joint motion on December 12, 2018.

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Pursuant to the order that granted the stay motion, Defendants produced documents to the Plaintiffs on July 24, 2019 and on September 3, 2021.

On October 16, 2019, the Court in the Securities Class Action granted defendants’ motion to dismiss without prejudice. The Derivative Action remained stayed. The Securities Class Action plaintiffs filed a second amended complaint on December 20, 2019, and a third amended complaint on July 22, 2020. On April 26, 2021, the Court in the Securities Class Action denied the motion to dismiss the third amended complaint.

On July 15, 2021, the parties in the Derivative Action submitted a joint status report to the Court proposing to suspend all activity in the Derivative Action pending the outcome of a mediation of both the Derivative Matters and Securities Class Action. On July 22, 2021, the Court directed the parties in the Derivative Action to provide a joint status report on the status of the mediation by October 22, 2021.

On August 13, 2021, the Plaintiffs filed a motion to seal a Verified Shareholder Derivative Consolidated Complaint, which included, inter alia, allegations based on confidential documents produced by the Defendants. The Court granted the motion to seal on August 16, 2021.

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B. The Books and Records Demand

On January 11, 2019, Bakre made a demand on Gogo’s Board for inspection pursuant to 8 Del. C. § 220 of certain of Gogo’s internal books and records regarding the alleged wrongdoing. Bakre then agreed to a limited stay pending the outcome of the motions to dismiss the Securities Class Action, which was lifted when the Court denied the motion to dismiss the Securities Class Action on April 26, 2021. On May 13, 2021, the Company produced books and records in response to the Books and Records Demand. On September 3, 2021, after further negotiations between counsel for Bakre and Gogo, the Company produced additional information and documents in response to the Books and Records Demand. Bakre also coordinated settlement-related efforts with the other Stockholders.

C. The Litigation Demand

On June 21, 2021, Conboy made a litigation demand on Gogo’s Board, demanding that the Board remedy alleged breaches of fiduciary duties and violations of the law committed by certain Gogo officers for misrepresenting known issues with the 2Ku global satellite-based in-flight connectivity system, the Company’s flagship product. Shortly thereafter, Conboy entered into a confidentiality agreement in order to review certain non-public documents produced by the Company pursuant to the Books and Records Demand, which counsel for Conboy received and reviewed prior to the mediation. Conboy also coordinated settlement-related efforts with the other Stockholders.

D. Settlement Negotiations

In the summer of 2021, the Settling Parties agreed to participate in a mediation regarding a potential resolution of the Derivative Matters before David M. Murphy, Esq., of Phillips ADR (the “Mediator”), a nationally recognized mediator with extensive experience mediating complex shareholder actions.

In advance of the mediation, the Settling Parties submitted detailed mediation statements to the Mediator, and the Stockholders also presented a joint confidential, comprehensive settlement demand to the Defendants outlining, inter alia, detailed proposed corporate governance reforms.

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On September 30, 2021, the Settling Parties attended a virtual full-day mediation before the Mediator. The plaintiffs in the parallel Securities Class Action separately participated in the mediation. The September 30, 2021 mediation session ended without a resolution of the Derivative Matters. With the continued involvement and oversight of the Mediator, however, the Settling Parties thereafter continued substantive settlement discussions and exchanged information and settlement proposals and counterproposals.

On May 31, 2022, the Settling Parties reached an agreement in principle on the material substantive terms of a global resolution of the Derivative Matters, subject to Board review and approval.

Thereafter, the Settling Parties and the Defendants’ insurers, each represented by counsel, commenced negotiations regarding an appropriate award of attorneys’ fees and expenses to Stockholders’ Counsel. The fee negotiations were facilitated and supervised by the Mediator, and culminated in the Settling Parties’ acceptance of the Mediator’s double-blind recommendation of $875,000 as an agreed Fee and Expense Amount, subject to Court approval.

The Settling Parties then negotiated and finalized the formal operative terms of the Settlement, the terms of which are set forth in the Stipulation, which was signed by the Settling Parties on January 5, 2023.

II.	TERMS OF SETTLEMENT

The principal terms, conditions, and other matters that are part of the Settlement, which is subject to approval by the Court, are summarized below. This summary should be read in conjunction with, and is qualified in its entirety by reference to, the text of the Stipulation.

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Pursuant to the Settlement, and in consideration for the Settlement and release of all the Released Claims, Gogo has agreed to implement certain corporate governance reforms detailed in Exhibits A–D to the Stipulation (the “Reforms”). Gogo’s Board approved a resolution that: (i) will obligate Gogo to implement the Reforms within thirty (30) days of final settlement approval; (ii) requires the measures set forth in Exhibits A–D to the Stipulation to be maintained without material change for no less than five (5) years from the date of implementation; and (iii) provides appropriate funding for all such measures. Funding shall be overseen by the Office of the General Counsel, or its appropriate designee, who shall prepare quarterly reports for review by the Audit Committee to ensure the proper and effective use of funding for the Reforms. The Settling Parties acknowledge and agree that the Reforms confer material corporate benefits upon Gogo and its stockholders.

Furthermore, the members of Gogo’s Board, including its independent members, unanimously approved a resolution reflecting their determination, in a good faith exercise of their business judgment, that: (a) the Stockholders’ litigation and settlement efforts in connection with the Derivative Matters are the cause of the Board’s decision to adopt, implement, and maintain the Reforms, and that the Reforms would not have been adopted, implemented, or maintained but for the Stockholders’ efforts; (b) the Reforms confer material corporate benefits on the Company and its stockholders; and (c) the Settlement is fair, reasonable, and in the best interests of the Company and its stockholders.

For a complete description of all of the Reforms, please see the Stipulation and Exhibits A–D thereto.

III.	DISMISSAL AND RELEASES

The Settlement is conditioned, among other things, upon: entry of an order by the Court approving the Settlement and dismissing the Derivative Action with prejudice. The Settlement will not become effective until such an order has been entered and become final and non-appealable (the “Effective Date”).

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Upon the Effective Date (as defined in the Stipulation), the Stockholders (for themselves and derivatively on behalf of Gogo), Current Gogo Stockholders, and all other Releasing Persons (as defined in the Stipulation) shall be deemed to have, and by operation of law and of the Final Order and Judgment shall have fully, finally, and forever compromised, settled, released, relinquished, extinguished, discharged and dismissed with prejudice, and shall be permanently barred and enjoined from initiating, instituting, commencing, maintaining, or prosecuting any of the Released Claims (including Unknown Claims2) against Gogo, the Individual Defendants, and all other Released Persons (as defined in the Stipulation), and shall be deemed to have waived and relinquished, to the fullest extent permitted by law, the provisions, rights, and benefits of any state, federal, or foreign law, or principle of common law, which may have the effect of limiting the foregoing release.

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As defined in the Stipulation, “Unknown Claims” means any claim a Person does not know or suspect to exist in his, her, or its favor at the time of the releases provided for herein, including claims which, if known by him, her, or it, might have affected his, her, or its settlement with and release of the Persons released as described herein, or might have affected his, her, or its decision not to object to this Settlement. With respect to any and all Released Claims, the Settling Parties stipulate and agree that, upon the Effective Date, the Releasing Persons shall expressly waive, and shall be deemed to have, and by operation of the Final Order and Judgment shall have, expressly waived the provisions, rights, and benefits of California Civil Code §1542, which provides:

A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.

The Settling Parties shall expressly waive, and the Releasing Persons shall be deemed to have, and by operation of the Final Order and Judgment shall have expressly waived any and all provisions, rights, and benefits conferred by any United States federal law or any law of any state or territory of the United States, or principle of common law or foreign law, which is similar, comparable, or equivalent in effect to California Civil Code § 1542. The Settling Parties acknowledge that they may discover facts in addition to or different from those now known or believed to be true by them with respect to the Released Claims, but it is the intention of the Settling Parties completely, fully, finally, and forever to compromise, settle, release, discharge, and extinguish any and all of the Released Claims, known or unknown, suspected or unsuspected, contingent or absolute, accrued or unaccrued, apparent or unapparent, which now exist, or heretofore existed, or may hereafter exist, and without regard to the subsequent discovery of additional or different facts. The Settling Parties acknowledge, and the Releasing Persons shall be deemed by operation of the Final Order and Judgment to have acknowledged that the foregoing waiver was separately bargained for and is a material element of the Settlement.

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Further, upon the Effective Date, Gogo, the Individual Defendants, and all other Released Persons shall be deemed to have, and by operation of the Judgment shall have fully, finally, and forever released, relinquished, and discharged Stockholders, Stockholders’ Counsel, Current Gogo Stockholders (derivatively on behalf of Gogo), and each of their Related Persons from all claims (including Unknown Claims), arising out of, relating to, or in connection with the institution, prosecution, assertion, settlement, or resolution of the Derivative Matters and the Released Claims.

These releases, however, shall not in any way impair or restrict the rights of any Settling Party to enforce the terms of the Stipulation, the Settlement, or the Final Order and Judgment or bar any action by any Settling Party to enforce the terms of the Stipulation, the Settlement, or the Final Order and Judgment. In addition, nothing in the Stipulation is intended to release any rights to indemnification, insurance coverage, or advancement of expenses that any Released Person has or may have under any insurance policy, contract, bylaw, or charter provision, or under Delaware law, including, but not limited to, any rights any Released Person has or may have related to any pending or threatened civil or government proceedings.

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IV.	ATTORNEYS’ FEES AND EXPENSES

After the Settling Parties reached an agreement in principle regarding the substantive terms of the Settlement, including the Reforms, the Settling Parties commenced negotiations through the Mediator regarding the attorneys’ fees and expenses to be paid to the Stockholders’ Counsel. Thereafter, the Mediator issued and the Settling Parties accepted a double-blind mediator’s proposal that Gogo shall cause its insurer(s) to pay Stockholders’ Counsel $875,000 for their attorneys’ fees and expenses (the “Fee and Expense Amount”). The Court will consider the Fee and Expense Amount at the Settlement Hearing.

The four Stockholders may also request Court approval of service awards in the amount of up to $2,000 for each of the Stockholders (the “Service Awards”). The Service Awards, to the extent that they are approved by the Court in whole or in part, shall be funded solely from the Fee and Expense Amount paid by Gogo’s insurer(s) to Stockholders’ Counsel, and any application for the Service Awards shall not increase the amount of the Fee and Expense Amount.

To date, Stockholders’ Counsel have neither received any payment for their services in pursuing the Derivative Matters, nor have they been reimbursed for their out-of-pocket litigation expenses incurred.

V.	REASONS FOR THE SETTLEMENT

Counsel for the Settling Parties believe that the Settlement is in the best interests of Gogo.

A. Why Did Stockholders Agree to Settle?

The Stockholders and Stockholders’ Counsel believe that the claims asserted in the Derivative Matters have merit and that their investigation supports the claims asserted, and their entry into the Stipulation and Settlement shall not be construed as an admission or concession regarding the merit of any of the Defendants’ defenses or the lack of merit of any of the Stockholders’ allegations. However, the Stockholders and Stockholders’ Counsel recognize the significant risk, expense, and length of continued proceedings necessary to prosecute the Derivative Matters against the Individual Defendants through trials and possible appeals. The Stockholders and Stockholders’ Counsel also have taken into account the uncertain outcome and the risk of any litigation, especially in light of the complexity of these matters, as well as the difficulties and delays likely to be encountered in pursuing them.

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Based on Stockholders’ Counsel’s thorough review and analysis of the relevant facts and the circumstances, allegations, defenses, and controlling legal principles, Stockholders’ Counsel have determined that the Settlement set forth in the Stipulation is fair, reasonable, and adequate, and confers substantial corporate benefits to Gogo and its stockholders in the form of the Reforms. Based on their evaluation, the Stockholders and their counsel believe that the Settlement is in the best interests of Gogo and Current Gogo Stockholders and have agreed to settle the Derivative Matters upon the terms and subject to the conditions set forth in the Stipulation.

B. Why Did the Defendants Agree to Settle?

The Individual Defendants have denied, and continue to deny, each and every claim and contention made by the Stockholders in the Derivative Matters, which the Individual Defendants believe are entirely without merit. The Individual Defendants affirm that they have acted properly, lawfully, and in full accord with their fiduciary duties at all times. Further, the Individual Defendants have emphatically denied, and continue to deny, all allegations of wrongdoing, fault, liability, or damage against them or any of them arising out of, based upon, or related to any of the conduct, statements, acts, or omissions alleged, or that could have been alleged, in the Derivative Matters. The Individual Defendants emphatically deny that they have ever committed or attempted to commit any violations of law or breached any fiduciary duty owed to Gogo or its stockholders, and that the Stockholders, the Company or its stockholders suffered any damage or were harmed as a result of any conduct alleged in the Derivative Matters or otherwise. The Individual Defendants maintain that they had and have meritorious defenses to all claims alleged in the

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Derivative Matters. Without admitting the validity of any of the claims that the Stockholders have asserted in the Derivative Matters, or any liability with respect thereto, the Defendants have concluded that it is desirable that the claims be settled on the terms and subject to the conditions set forth in the Stipulation. The Defendants are entering into the Settlement because it will eliminate the uncertainty, distraction, disruption, burden, and expense of further litigation. The Defendants have, therefore, determined that it is in the best interests of Gogo for the Derivative Matters to be settled in the manner and upon the terms and conditions set forth in the Stipulation.

VI.	THE SETTLEMENT HEARING

On _________________, 2023, at _______ __.m., the Court will hold the Settlement Hearing at the U.S. District Court for the Northern District of Chicago, Eastern Division, located at the Everett McKinley Dirksen United States Courthouse, 219 South Dearborn Street, Chicago, IL 60604.

At the Settlement Hearing, the Court will consider: (i) whether the terms of the Settlement are fair, reasonable, and adequate and should be approved; (ii) whether a final order and judgment should be entered, dismissing the Derivative Action with prejudice and extinguishing and fully and finally releasing all of the Released Claims against the Released Persons; (iii) whether the Court should award the requested attorneys’ fees and reimbursement of expenses for the Stockholders’ Counsel and the Service Awards to the four Stockholders; and (iv) such other actions as may be necessary or proper under the circumstances.

VII.	RIGHT TO ATTEND THE SETTLEMENT HEARING

You have the right, but are not required, to appear in person or through counsel at the Settlement Hearing to object to the terms of the proposed Settlement or otherwise present evidence or argument that may be proper and relevant. If you want to be heard at the Settlement Hearing, then you must first comply with the procedures for objecting, which are set forth below. The Court has the right to change the hearing date, time, or platform (in person, by video or telephone conference) without further notice. Thus, if you are planning to participate in the Settlement Hearing, you should confirm the date, time and platform before going to the Court, and you may consult the Court’s calendar for any change in date or time of, or platform used for the Settlement Hearing.

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VIII.	RIGHT TO OBJECT TO THE PROPOSED SETTLEMENT AND PROCEDURE FOR DOING SO

Any Gogo stockholder as of January 5, 2023, and through the date of the Settlement Hearing may request to be heard and shall be entitled to contest the approval of the proposed Settlement, or, if approved, the Final Order and Judgment to be entered hereon. However, if you choose to object and request to be heard, you must follow these procedures.

A. You Must Make Detailed Objections in Writing

Any objection must be presented in writing and must contain the following information:

1. Your name, legal address, and telephone number;

2. The case name and number (Nanduri v. Small, et al., No. 18-cv-06524);

3. Proof of being a Gogo stockholder as of January 5, 2023, through the date of the objection;

4. The date(s) you acquired your Gogo shares;

5. A statement of each objection being made and the grounds for each such objection;

6. Notice of whether you intend to appear at the Settlement Hearing and the reasons you desire to appear and be heard, and whether you are represented by counsel and if so, contact information for your counsel. You are not required to appear; and

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7. Copies of any documents or writings you intend to submit for the Court’s consideration, along with the identities of any witness(es) you intend to call to testify at the Settlement Hearing and a summary description of their expected testimony.

B. You Must Timely Deliver Written Objections to the Court

All written objections and supporting papers must be submitted to the Court either by mailing them to:

Clerk of the Court

U.S. District Court for the Northern District of Illinois

Everett McKinley Dirksen United States Courthouse

219 South Dearborn Street

Chicago, IL 60604

YOU ALSO MUST SERVE COPIES OF THE SAME MATERIALS TO COUNSEL FOR PLAINTIFFS AND COUNSEL FOR DEFENDANTS BY HAND DELIVERY, OVERNIGHT MAIL, OR THE COURT’S ELECTRONIC FILING AND SERVICE SYSTEM SO THEY ARE RECEIVED NO LATER THAN _________ __, 2023. Counsel’s addresses are:

Counsel for Plaintiffs

Timothy W. Brown

THE BROWN LAW FIRM, P.C.

767 Third Avenue, Suite 2501

New York, NY 10017

Counsel for Defendants

Jerome S. Fortinsky

SHEARMAN & STERLING LLP

599 Lexington Avenue

New York, NY 10022

Unless the Court orders otherwise, your objection will not be considered unless it is timely filed with the Court and served on counsel for the Plaintiffs and counsel for the Defendant. Any Person who or entity that fails to object or otherwise request to be heard in the manner prescribed above will be deemed to have waived the right to object to any aspect of the Settlement or otherwise request to be heard (including the right to appeal) and will be forever barred from raising such objection or request to be heard in this or any other action or proceeding, but shall otherwise be bound by the Final Order and Judgment to be entered and the releases to be given.

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IX.	HOW TO OBTAIN ADDITIONAL INFORMATION

This notice summarizes the Stipulation. It is not a complete statement of the events of the Derivative Matters or the Stipulation.

There is additional information concerning the Settlement available in the Stipulation and exhibits thereto, which may be viewed on the Investors portion of the Company’s website at https://ir.gogoair.com/. You may also inspect the Stipulation and exhibits thereto during business hours, in person, at the office of the Clerk of the Court office at the Everett McKinley Dirksen United States Courthouse, 219 South Dearborn Street, Chicago, IL 60604. The Clerk’s office will not mail copies to you.

For more information concerning the Settlement, you may also call or write to: Timothy W. Brown, The Brown Law Firm, P.C., 767 Third Avenue, Suite 2501, New York, NY 10017, Telephone: (516) 922-5427, E-mail: tbrown@thebrownlawfirm.net.

PLEASE DO NOT CALL, WRITE, OR OTHERWISE DIRECT QUESTIONS TO EITHER THE COURT OR DEFENDANTS.

Dated: ___________, 2023

BY ORDER OF THE COURT United States District Court Northern District of Illinois

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EXHIBIT E-2

UNITED STATES DISTRICT COURT

NORTHERN DISTRICT OF ILLINOIS

EASTERN DIVISION

S.S.K. NANDURI, derivatively on behalf of	)
GOGO INC.,	)
Plaintiff,	)
v.	)
) No. 18 C 06524
MICHAEL J. SMALL, et al.,	)
) Judge Martha M. Pacold
Defendants,	) Magistrate Judge Sheila M. Finnegan
and	)
)
GOGO INC.,	)
Nominal Defendant.	)
)
MICHAEL HUTSENPILLER, derivatively on	)
behalf of GOGO INC.,	)
Plaintiff,	)
v.	) No. 18 C 06547
)
MICHAEL J. SMALL, et al.,	) (Consolidated with the above)
Defendants,	)
and	)
)
GOGO INC.,	)
Nominal Defendant.	)

SUMMARY NOTICE OF PROPOSED DERIVATIVE SETTLEMENT

AND OF SETTLEMENT HEARING

TO:	ALL RECORD HOLDERS AND BENEFICIAL OWNERS OF THE COMMON STOCK OF GOGO INC. (“GOGO” OR THE “COMPANY”) AS OF JANUARY 5, 2023

YOU ARE HEREBY NOTIFIED, pursuant to an Order of the U.S. District Court for the Northern District of Illinois (the “Court”), that a proposed Settlement has been reached between the parties to the above-captioned shareholder derivative action (the “Derivative Action”) brought on behalf of Gogo, which would resolve the Derivative Action. The terms of the Settlement are set forth in a Stipulation of Settlement, dated January 5, 2023 (the “Stipulation” or “Settlement”).1 Under the terms of the Stipulation, as part of the proposed Settlement, Gogo will adopt certain corporate governance reforms intended to address the claims asserted in the Derivative Action. In addition, Gogo’s insurer has agreed to pay $875,000 in attorney’s fees and expenses, subject to Court approval.

On _________________, 2023, at _______ __.m., the Court will hold the Settlement Hearing at the U.S. District Court for the Northern District of Illinois, Eastern Division, located at the Everett McKinley Dirksen United States Courthouse, 219 South Dearborn Street, Chicago, IL 60604, to determine: (i) whether the terms of the Settlement are fair, reasonable, and adequate and should be approved; (ii) whether a final order and judgment should be entered, dismissing the Derivative Action with prejudice and extinguishing and fully and finally releasing all of the Released Claims (as defined in the Stipulation) against the Released Persons (as defined in the Stipulation); (iii) whether the Court should award the requested attorneys’ fees and reimbursement of expenses for the Stockholders’ Counsel and service awards to the four Stockholders; and (iv) such other actions as may be necessary or proper under the circumstances. The Court has the right to change the hearing date, time, or platform (in person, by telephone or video conference) without further notice. Thus, if you are planning to participate in the Settlement Hearing, you should confirm the date, time and platform (in person, by telephone or video conference) before going to the Court, and you may consult the Court’s calendar for any change in date or time of, or platform used for, the Settlement Hearing.

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This notice should be read in conjunction with, and is qualified in its entirety by reference to, the text of the Stipulation, which has been filed with the United States District Court for the Northern District of Illinois. A link to the Form 8-K filed with the SEC containing the text of the Stipulation may be found on the Company’s website at the Investor Relations page at https://ir.gogoair.com/. Capitalized terms not otherwise defined herein shall have the meanings given in the Stipulation.

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PLEASE READ THIS SUMMARY NOTICE CAREFULLY AND IN ITS ENTIRETY. IF YOU CURRENTLY HOLD OR BENEFICIALLY OWN GOGO STOCK, YOUR RIGHTS MAY BE AFFECTED BY THE SETTLEMENT OF THE DERIVATIVE ACTION.

This is a summary notice only. For additional information about the claims asserted in the Derivative Matters and the terms of the proposed Settlement, please refer to the documents filed in the Derivative Action, the Stipulation and the exhibits thereto, and the full-length Notice of Proposed Derivative Settlement and of Settlement Hearing (the “Long-Form Notice”). The Stipulation and the exhibits thereto, as well as the Long-Form Notice may be viewed on the “Investors” portion of Gogo’s website at https://ir.gogoair.com/.

If you held stock as of January 5, 2023 and continue to hold stock through the date of the Settlement Hearing, you have the right, but are not required, to appear in person or through counsel at the Settlement Hearing to object to the terms of the proposed Settlement or otherwise present evidence or argument that may be proper and relevant. However, no Gogo stockholder shall be heard or entitled to contest the approval of the proposed Settlement, or, if approved, the Final Order and Judgment to be entered hereon, unless that Gogo stockholder has, at least fourteen (14) calendar days prior to the Settlement Hearing, filed with the Clerk of the Court and served on counsel for Plaintiffs and Defendants a written objection to the Settlement setting forth:

1. Your name, legal address, and telephone number;

2. The case name and number (Nanduri v. Small, et al., No. 18-cv-06524);

3. Proof of being a Gogo stockholder as of January 5, 2023, through the date of the objection.

4. The date(s) you acquired your Gogo shares;

5. A statement of each objection being made and the grounds for each such objection;

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6. Notice of whether you intend to appear at the Settlement Hearing and the reasons you desire to appear and be heard, and whether you are represented by counsel and if so, contact information for your counsel. You are not required to appear; and

7. Copies of any documents or writings you intend to submit for the Court’s consideration, along with the identities of any witness(es) you intend to call to testify at the Settlement Hearing and a summary description of their expected testimony.

Only stockholders who have filed and served valid and timely written notices of objection will be entitled to be heard at the Settlement Hearing unless the Court orders otherwise.

IF YOU WISH TO OBJECT TO THE PROPOSED SETTLEMENT, YOUR WRITTEN OBJECTION MUST BE ON FILE WITH THE CLERK OF THE COURT NO LATER THAN ________ ___, 2023. The Court Clerk’s address is:

Clerk of the Court

U.S. District Court for the Northern District of Illinois

Everett McKinley Dirksen United States Courthouse

219 South Dearborn Street

Chicago, IL 60604

YOU ALSO MUST SERVE COPIES OF THE SAME MATERIALS TO COUNSEL FOR PLAINTIFFS AND COUNSEL FOR DEFENDANTS BY HAND DELIVERY, OVERNIGHT MAIL, OR THE COURT’S ELECTRONIC FILING AND SERVICE SYSTEM SO THEY ALSO ARE RECEIVED NO LATER THAN _________ __, 2023. Counsel’s addresses are:

Counsel for Plaintiffs

Timothy W. Brown

THE BROWN LAW FIRM, P.C.

767 Third Avenue, Suite 2501

New York, NY 10017

Counsel for Defendants

Jerome S. Fortinsky

SHEARMAN & STERLING LLP

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599 Lexington Avenue

New York, NY 10022

Unless the Court orders otherwise, your objection will not be considered unless it is timely filed with the Court and served on counsel for Plaintiffs and counsel for Defendants. Any Person who or entity that fails to object or otherwise request to be heard in the manner prescribed above will be deemed to have waived the right to object to any aspect of the Settlement or otherwise request to be heard (including the right to appeal) and will be forever barred from raising such objection or request to be heard in this or any other action or proceeding, but shall otherwise be bound by the Final Order and Judgment to be entered and the releases to be given.

If you have any questions about matters in this Notice, you may contact: Timothy W. Brown, The Brown Law Firm, P.C., 767 Third Avenue, Suite 2501, New York, NY 10017, Telephone: (516) 922-5427, E-mail: tbrown@thebrownlawfirm.net.

PLEASE DO NOT CONTACT THE COURT OR DEFENDANTS

REGARDING THIS NOTICE

Dated: __________, 2023

BY ORDER OF THE COURT

United States District Court

Northern District of Illinois

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EXHIBIT F

UNITED STATES DISTRICT COURT

NORTHERN DISTRICT OF ILLINOIS

EASTERN DIVISION

S.S.K. NANDURI, derivatively on behalf of	)
GOGO INC.,	)
Plaintiff,	)
v.	)
) No. 18 C 06524
MICHAEL J. SMALL, et al.,	)
) Judge Martha M. Pacold
Defendants,	) Magistrate Judge Sheila M. Finnegan
and	)
)
GOGO INC.,	)
Nominal Defendant.	)
)
MICHAEL HUTSENPILLER, derivatively on	)
behalf of GOGO INC.,	)
Plaintiff,	)
v.	) No. 18 C 06547
)
MICHAEL J. SMALL, et al.,	) (Consolidated with the above)
Defendants,	)
and	)
)
GOGO INC.,	)
Nominal Defendant.	)

[PROPOSED] FINAL ORDER AND JUDGMENT

This matter came before the Court for hearing pursuant to the Order of this Court, dated ___________, 2023 (the “Preliminary Approval Order”), on the application of the Plaintiffs for approval of the Settlement set forth in the Stipulation and Agreement of Settlement, dated January 5, 2023 (the “Stipulation” or “Settlement”). Due and adequate notice having been given to Gogo Inc. (“Gogo” or the “Company”) stockholders as required in the Preliminary Approval Order, and the Court having considered all papers filed and proceedings and otherwise being fully informed in the premises and good cause appearing therefore, IT IS HEREBY ORDERED, ADJUDGED, AND DECREED that:

1. This Final Order and Judgment (“Judgment”) incorporates herein the Stipulation, including all exhibits thereto. Unless otherwise defined herein, all capitalized terms used herein shall have the meanings given in the Stipulation.

2. This Court has jurisdiction over the subject matter of the above-captioned Derivative Action, including all matters necessary to effectuate the Settlement, and the Settling Parties have consented to the jurisdiction of the Court for purposes of implementing and enforcing the Settlement embodied in the Stipulation.

3. The Court finds that the Notice and the Summary Notice provided to Gogo stockholders constituted the best notice practicable under the circumstances. Accordingly, the Notice and the Summary Notice fully satisfied the requirements of Rule 23.1 of the Federal Rules of Civil Procedure and the requirements of due process.

4. The Court finds that the Settlement as set forth in the Stipulation is fair, reasonable, adequate, and in the best interests of Gogo and Current Gogo Stockholders. The Court hereby finally approves the Settlement in all respects and orders the Settling Parties to perform its terms to the extent the Settling Parties have not already done so.

5. The above-captioned Derivative Action and all claims contained therein, as well as all of the Released Claims (including Unknown Claims), are dismissed on the merits and with prejudice. The Settling Parties are to bear their own costs, except as otherwise provided in the Stipulation.

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6. Upon the Effective Date (as defined in the Stipulation), the Releasing Persons (on behalf of themselves and derivatively on behalf of Gogo) shall be deemed to have, and by operation of law and of this Judgment shall have, fully, finally, and forever compromised, settled, released, relinquished, extinguished, discharged and dismissed with prejudice the Released Persons from the Released Claims. The Releasing Persons shall be deemed to have, and by operation of this Judgment shall have covenanted not to sue any Released Person with respect to any Released Claims, and shall be permanently barred and enjoined from initiating, instituting, commencing, maintaining, or prosecuting any of the Released Claims against any of the Released Persons. Upon the Effective Date, the Releasing Persons shall be deemed to have waived and relinquished, to the fullest extent permitted by law, the provisions, rights, and benefits of any state, federal, or foreign law, or principle of common law, which may have the effect of limiting the foregoing release. The foregoing release includes a release of Unknown Claims.

7. Upon the Effective Date, Defendants and each of the other Released Persons shall be deemed to have, and by operation of this Judgment shall have, fully, finally, and forever released, relinquished, and discharged the Stockholders, Stockholders’ Counsel, Current Gogo Stockholders (derivatively on behalf of Gogo), and each of their Related Persons from all claims, sanctions, actions, liabilities, or damages arising out of, relating to, or in connection with the institution, prosecution, assertion, settlement, or resolution of the Derivative Matters and the Released Claims. The foregoing release includes a release of Unknown Claims.

8. Notwithstanding ¶¶ 6 and 7 above, nothing in the Stipulation or this Judgment shall provide a release of any claims to enforce the Stipulation, the Settlement, or this Judgment or bar any action by any Settling Party to enforce the terms of the Stipulation, the Settlement, or this Judgment. In addition, nothing in ¶¶ 6 and 7 above is intended to release any rights to indemnification, insurance coverage, or advancement of expenses that any Released Person has or may have under any insurance policy, contract, bylaw, or charter provision, or under Delaware law, including, but not limited to, any rights any Released Person has or may have related to any pending or threatened civil or government proceedings.

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9. During the course of the Derivative Action, all parties and their respective counsel at all times complied with the requirements of Rule 11 of the Federal Rules of Civil Procedure, and all other similar rules, laws, or statutes.

10. Neither the Stipulation, including the exhibits attached thereto, nor the Settlement, nor any act performed or document executed pursuant to or in furtherance of the Stipulation, including the exhibits attached thereto, or the Settlement: (a) is or may be deemed to be or may be offered, attempted to be offered, or used in any way as a concession, admission or evidence of the validity, or lack thereof, of any Released Claims, or of any fault, wrongdoing, or liability, or lack thereof, of the Released Persons or Gogo; or (b) is or may be deemed to be or may be used as a presumption, admission, or evidence, or lack thereof, of any liability, fault, or omission of any of the Released Persons or Gogo in any civil, criminal, administrative, or other proceeding in any court, administrative agency, tribunal, or other forum.

11. Neither the Stipulation, including the exhibits attached thereto, nor the Settlement, nor any act performed or document executed pursuant to or in furtherance of the Stipulation, including the exhibits attached thereto, or the Settlement, shall be admissible in any proceeding for any purpose, except to enforce the terms of the Settlement; provided, however, that the Released Persons may refer to the Settlement and/or file or use the Stipulation, the Preliminary Approval Order, and/or this Judgment in any action that may be brought against them to effectuate the protections granted them hereunder, including without limitation to support a defense or claim based on principles of res judicata, collateral estoppel, full faith and credit, release, standing, good faith settlement, judgment bar or reduction, or any other theory of claim preclusion or issue preclusion or similar defense or claim under United States federal or state law or foreign law.

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12. The Court hereby approves the sum of $875,000.00 for the payment of fees and expenses to the Stockholders’ Counsel (the “Fee and Expense Amount”) and finds that the Fee and Expense Amount is fair and reasonable. No other fees, costs, or expenses may be awarded to Stockholders’ Counsel in connection with the Settlement. The Fee and Expense Amount shall be distributed in accordance with the terms of the Stipulation.

13. The Court hereby approves the Service Awards of $2,000.00 to be paid to each of the four Stockholders from the Fee and Expense Amount, in recognition of their participation and effort in the prosecution of the Derivative Matters.

14. Without affecting the finality of this Judgment in any way, this Court hereby retains continuing jurisdiction with respect to implementation and enforcement of the terms of the Stipulation.

15. This Judgment is a final, appealable judgment and the Clerk is directed to enter this Judgment forthwith in accordance with Rule 58 of the Federal Rules of Civil Procedure, dismissing the Derivative Action with prejudice.

IT IS SO ORDERED.

DATED:
MARTHA M. PACOLD
U.S. DISTRICT JUDGE

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